As filed with the Securities and Exchange Commission on May 6, 1998
                                                   Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ALCHEMY HOLDINGS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

    Florida                                                      59-1886450
----------------                                            --------------------
(State or other                (Primary Standard            (IRS Identification
 jurisdiction of                  Industrial                      Number)
incorporation or                Classification
  organization)                  Code Number)

        3025 N.E., 188th Street, Aventura, Florida 33180, (305) 932-9230
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                             Craig Barrie, President
                             Alchemy Holdings, Inc.
                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                 (305) 932-9230
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Steven A. Sanders, Esq.
                       Beckman, Millman & Sanders, L.L.P.
                                 116 John Street
                            New York, New York 10038
                                 (212) 406-4700

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and the effective time of the merger (the "Merger") of Cigarette Racing team, inc. ("Cigarette") with and into Alchemy Holdings, Inc., f/k/a Hawk Marine Power,
Inc., ("Alchemy") pursuant to the Agreement and Plan of Merger, dated as of    ,
1998 (the "Merger Agreement"), by and among Cigarette and Alchemy, as described in the enclosed Proxy Statement/ Prospectus included as Part I of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------------

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----------------

                               CALCULATION OF REGISTRATION FEE
=====================================================================================================
Title of each class of securities     Amount to be       Proposed         Proposed        Amount of
     to be registered                 registered(1)       maximum          maximum       registration
                                                      offering price     aggregate           fee
                                                        per unit(2)    offering price
-----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value        3,601,000           $6.88       $ 24,774,880       $ 7,308.59
-----------------------------------------------------------------------------------------------------
Class A Warrants, $0.001 par value    1,000,000
-----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                                                           $   885.00
   underlying Class A Warrants (3)    1,000,000           $3.00       $  3,000,000
-----------------------------------------------------------------------------------------------------
Class B Warrants, $0.001 par value    1,000,000
-----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                                                           $ 1,180.00
   underlying Class B Warrants (4)    1,000,000           $4.00       $  4,000,000
-----------------------------------------------------------------------------------------------------
Total.............................                                                       $ 9,373.59
=====================================================================================================

(1) This registration statement relates to shares of Common Stock of the registrant to be retained by holders of the registrant's Common Stock in the proposed merger of Cigarette Racing Team, Inc. with and into the registrant, with the registrant continuing as the surviving corporation of the merger.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (f) under the Securities Act of 1933, as amended, based on the proposed offering price to existing holders of the registrant's Common Stock.

(3) Reserved for issuance upon exercise of the Class A Common Stock Purchase Warrants.

(4) Reserved for issuance upon exercise of the Class B Common Stock Purchase Warrants.

                           ---------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8 (a), MAY DETERMINE.

                             ALCHEMY HOLDINGS, INC.
                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                 (305) 932-9230

                                            , 1998

To the Shareholders of Alchemy Holdings, Inc.:

      A Special Meeting of the Shareholders (the "Alchemy Special Meeting") of Alchemy Holdings, Inc., formally known as Hawk Marine Power, Inc., a Florida corporation ("Alchemy"), will be held at 9:00 a.m., local time, on Wednesday, July 1, 1998, at the offices of Alchemy located at 3025 N.E., 188th Street, Aventura, Florida 33180.

      At the Alchemy Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as
of                 , 1998 (the "Merger Agreement"), by and among Alchemy,
Cigarette Racing Team, Inc., a Florida corporation ("Cigarette"), and Cigarette Boats, Inc., a Delaware corporation which is a wholly-owned subsidiary of Alchemy (the "Merger Sub" or "Sub"), and the transactions contemplated thereunder, including a merger pursuant to which the Merger Sub will be merged with and into Cigarette (the "Merger"), whereby, among other things, Cigarette will survive the Merger and become a wholly-owned subsidiary of Alchemy. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Alchemy Common Stock.

      In connection with the Merger, each share of Cigarette Common Stock, $.01 par value ("Cigarette Common Stock"), issued and outstanding as of the time the Merger becomes effective, which will occur upon filing of required documentation with the Secretary of the State of Florida and the Secretary of the State of Delaware (the "Effective Time"), will be converted into one (1) share (the "Exchange Ratio") of Alchemy's common stock, par value $.001 per share ("Alchemy Common Stock"). Based upon the number of shares of Cigarette Common Stock and
Alchemy Common Stock outstanding at                   , 1998, an aggregate of
approximately 3,601,000 shares of Alchemy Common Stock would be issued in connection with the merger, representing approximately 93.8% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. To receive their Alchemy Common Stock, Cigarette shareholders holding certificated shares must, after the Merger, deliver their Cigarette Common Stock certificates (or a bond in respect thereof) in the manner described in the attached Joint Proxy Statement/ Prospectus.

      At the Effective Time, each share of Cigarette Preferred Stock, Series A, ("Cigarette Preferred Stock"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A, ("Alchemy Preferred Stock") possessing the same rights, terms and conditions as the Cigarette Preferred Stock. Based upon the number of shares of
Cigarette Preferred Stock outstanding at                    , 1998, an aggregate
of approximately 100 shares of Alchemy Preferred Stock would be issued in connection with the Merger.

      In addition, at the Effective Time, each outstanding par value $.001 Class A Warrant and par value $.001 Class B Warrant of Cigarette (individually, the "Cigarette Class A Warrants" and, the "Cigarette Class B Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants and Cigarette Class B Warrants, the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants and Cigarette Class B Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants and Cigarette Class B Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants" and "Alchemy Class B Warrants"). The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock and the exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock. Based upon the
number of Cigarette Class A Warrants outstanding at                   , 1998,
approximately 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette
Class B Warrants outstanding at                 , 1998, approximately 1,000,000
additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants.

      Both Alchemy shareholders and Cigarette shareholders must vote on the transactions contemplated by the Merger Agreement. The holders of the Alchemy common Stock must vote, pursuant to the rules of the OTC-Bulletin Board, on the issuance of shares of Alchemy Common Stock in connection with the Merger. The Alchemy shareholders must approve the Merger Agreement. Cigarette shareholders will consider the Merger Agreement at a separate meeting to be held on July 1, 1998.

      THE ALCHEMY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTEREST OF, ALCHEMY AND ITS SHAREHOLDERS AND, THEREFORE, UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF ALCHEMY COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

      Subject to the satisfaction of certain conditions, holders of Common Stock will be entitled to the appraisal rights provided under Florida law in connection with the Merger as described in the accompanying Proxy Statement/ Prospectus.

      IT IS VERY IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

      In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by the shareholders at the Alchemy Special Meeting and a proxy card. The Joint Proxy Statement/Prospectus, which you should read carefully, more fully describes the terms of the Merger Agreement and the Merger and includes information about Alchemy and Cigarette. The Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus.

      All shareholders are cordially invited to attend the Alchemy Special Meeting in person. If you attend the Alchemy Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. If you require assistance in completing your proxy card or have questions about voting procedures or the Proxy Statement/Prospectus, please contact Adam Schild, Alchemy's Secretary, at (305) 932-9230.

                                              Sincerely,


                                              CRAIG BARRIE
                                              President

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ALCHEMY SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                             ALCHEMY HOLDINGS, INC.
                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                 (305) 932-9230

                           ---------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held on July 1, 1998

                           ---------------------------

To the Shareholders of Alchemy Holdings, Inc.:

      PLEASE TAKE NOTICE that a Special Meeting of Shareholders (the "Alchemy Special Meeting") of Alchemy Holdings, Inc., a Florida corporation ("Alchemy"), will be held on Wednesday, July 1, 1998, at the principal executive offices of Alchemy located at 3025 N.E., 188th Street, Aventura, Florida 33180 commencing at 9:00 am., local time, for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of
            ........................ , 1998, by and among Cigarette Racing Team,
            Inc., a Florida corporation ("Cigarette"), Cigarette Boats, Inc., a Delaware corporation and a wholly-owned subsidiary of Alchemy ("Merger Sub" or "Sub"), and Alchemy, pursuant to which, among other things, (a) Merger Sub will be merged with and into Cigarette, whereby Cigarette will be the surviving corporation and will become a wholly-owned subsidiary of Alchemy (the "Merger") and (b) each outstanding share of common stock, $0.01 par value per share, of Cigarette ("Cigarette Common Stock") will be converted into the right to receive one (1) share of common stock, $0.001 par value, of Alchemy ("Alchemy Common Stock"); and

      2. To transact such other business as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional votes in favor of the Merger, or any postponement or adjournment thereof.

      The Merger and related transactions are more fully described in the Joint Proxy Statement/Prospectus and the annexes thereto, including the Merger Agreement, accompanying this Notice. Any action may be taken on any of the foregoing proposals at the Alchemy Special Meeting on the date specified above or on any date to which the Alchemy Special Meeting may be properly postponed or adjourned. Shareholders of record at the close of business on , 1998 are entitled to notice of and to vote at the Alchemy Special Meeting and any adjournment or postponement thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Alchemy Common Stock. The list of shareholders entitled to vote at the Alchemy Special Meeting will be available for examination ten (10) days prior to the Alchemy Special Meeting at the principal executive offices of Alchemy, 3025 N.E., 188th Street Aventura, Florida 33180.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete and sign the enclosed proxy card and return it as promptly as possible in the enclosed postage-prepaid envelope.

                                           By Order of the Board of Directors


                                           CRAIG BARRIE
                                           President

Aventura, Florida
           , 1998

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ALCHEMY SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. PLEASE DO NOT SEND ANY ALCHEMY STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.

                      (This page intentionally left blank)

                             ALCHEMY HOLDINGS, INC.
                                       and
                           CIGARETTE RACING TEAM, INC.

                               ------------------

                              JOINT PROXY STATEMENT

                               ------------------

                        ALCHEMY HOLDINGS, INC. PROSPECTUS

      This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") relates to the transactions contemplated by the Agreement
and Plan of Merger (the "Merger Agreement"), dated as of              e, 1998,
by and among Alchemy Holdings, Inc., a Florida corporation ("Alchemy"), Cigarette Boats, Inc., a Delaware corporation and a wholly-owned subsidiary of Alchemy ("Merger Sub" or "Sub"), and Cigarette Racing Team, Inc., a Florida corporation ("Cigarette"), which provides for Cigarette to become a wholly-owned subsidiary of Alchemy by means of a merger with Merger Sub (the "Merger") and for the shareholders of Cigarette to become shareholders of Alchemy. Alchemy and Cigarette are referred to collectively herein as the "Companies." Alchemy and Cigarette are referred to herein, after the consummation of the Merger and the transactions contemplated thereby, as the "Combined Company."

      This Joint Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $0.001 per share ("Alchemy Common Stock"), of Alchemy in connection with the solicitation of proxies by the Board of Directors of Cigarette (the "Alchemy Board") for use at a Special Meeting of Alchemy shareholders (the "Alchemy Special Meeting") to be held on Wednesday, July 1, 1998, at the principal executive offices of Alchemy located at 3025 N.E., 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof. At the Alchemy Special Meeting, the Alchemy shareholders will be asked to vote (i) to approve the issuance of Alchemy Common Stock in connection with the Merger and (ii) to transact such other matters as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any postponement or adjournment thereof.

      This Joint Proxy Statement/Prospectus is also being furnished to holders of Common Stock, $0.01 par value per share ("Cigarette Common Stock"), of Cigarette, in connection with the solicitation of proxies by the Board of Directors of Cigarette (the "Cigarette Board") for use at a Special Meeting of Cigarette shareholders (the "Cigarette Special Meeting") to be held on Wednesday, July 1, 1998, at the principal executive offices of Cigarette located at 3131 N.E. 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof. The Cigarette Special Meeting and the Alchemy Special Meeting are referred to collectively herein as the "Special Meetings." At the Cigarette Special Meeting, the Cigarette shareholders will be asked to vote (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement and (ii) to transact such other matters as may properly come before the Cigarette Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, to establish a quorum or to obtain additional votes in favor of the Merger or any postponement or adjournment thereof.

      This Joint Proxy Statement/Prospectus also constitutes the prospectus of Alchemy for use in connection with the offer and issuance of shares of Alchemy Common Stock pursuant to the Merger. Upon the consummation of the Merger, which will occur upon the filing of required documentation with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware (the "Effective Time"), each outstanding share of Cigarette Common Stock (other than treasury shares and shares owned by Alchemy or its subsidiaries) will be converted into the right to receive one (1) share of Alchemy Common Stock (the "Exchange Ratio"). At the Effective Time, each outstanding par value $.001 Class A Warrants and par value $.001 Class B Warrants of Cigarette (individually, the "Cigarette Class A Warrants" and, the "Cigarette Class B Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants and Cigarette Class B Warrants, the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants and Cigarette B Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants and Cigarette Class B Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants" and "Alchemy Class B Warrants"). The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock and the exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock. Based upon the number of Cigarette Class A Warrants outstanding at , 1998, approximately 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class B Warrants outstanding
at           , 1998, approximately 1,000,000 additional shares of Alchemy Common
Stock would be reserved for insurance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of shares of Alchemy Common Stock and Cigarette Common Stock outstanding at , 1998, an aggregate of approximately 3,601,000 shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 93.8% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. In addition, at the Effective Time, each share of Cigarette Preferred Stock, Series A, ("Cigarette Preferred Stock"), issued and outstanding as of the Effective Time of the Merger will be converted into one
(1) share of Alchemy's Preferred Stock, Series A, ("Alchemy Preferred Stock") possessing the same rights, terms and conditions as the Cigarette Preferred Stock. Based upon the number of shares of Cigarette Preferred Stock outstanding
at           , 1998, an aggregate of approximately 100 shares of Alchemy
Preferred Stock would be issued in connection with the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to Cigarette has been supplied by Cigarette, and all information relating to Alchemy has been supplied by Alchemy.

      The outstanding shares of Alchemy Common Stock are listed on the OTC-Bulletin Board under the symbol "ALCH", and it is a condition to the obligations of Alchemy and Cigarette to consummate the Merger that the shares of Alchemy Common Stock to be issued in the Merger be approved for listing on the OTC-Bulletin Board, upon official notice of issuance. The last reported sale price
of Alchemy Common Stock on the OTC-Bulletin Board on                    , 1998
was $      per share. Based on such last reported sale price, the Exchange
Ratio would equal a purchase price for the Alchemy Common Stock of $ per share. Because the Exchange

Ratio is fixed, a change in the market price of Alchemy Common Stock before the Merger will affect the market value of the Alchemy Common Stock to be received by the shareholders of Cigarette in the Merger. The trading price of Alchemy Common Stock is subject to volatility. See "Risk Factors - Risks Relating to the Merger - Fixed Exchange Ratio." Neither Alchemy nor Cigarette is entitled to terminate the Merger Agreement based on changes in the per share trading price of Alchemy Common Stock.

                              --------------------

      See "Risk Factors," beginning on page      , for certain information that
should be considered by Alchemy shareholders and Cigarette shareholders.

                              --------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

      This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Alchemy and Cigarette on or about
                , 1998.

                              --------------------

 The date of this Joint Proxy Statement/Prospectus is                   , 1998.

                              --------------------

      NO PERSON HAS BEEN AUTHORIZED BY ALCHEMY OR CIGARETTE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALCHEMY OR CIGARETTE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

      NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION..........................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................2

TRADEMARKS.....................................................................2

FORWARD LOOKING STATEMENTS.....................................................2

SUMMARY .......................................................................4
        Introduction...........................................................4
        The Companies..........................................................4
        The Proposed Merger....................................................5
        Date and Place of Meetings.............................................7
        Purpose of the Special Meeting.........................................7
        Votes Required; Voting Agreements......................................8
        Recommendations of the Board of Directors..............................8
        Reasons for the Merger.................................................8
        No Solicitation........................................................9
        Representations and Warranties; Covenants..............................9
        Conditions to the Merger...............................................9
        Amendment and Waiver..................................................10
        Termination...........................................................11
        Transfer of Cigarette Stock Certificates..............................11
        Certain Federal Income Tax Consequences...............................12
        Accounting Treatment..................................................12
        Governmental and Regulatory Matters...................................12
        Restrictions on Resale of Alchemy Common Stock........................13
        Comparison of Shareholder Rights......................................13
        Risk Factors..........................................................14

RISK FACTORS..................................................................15
        Risks Relating to the Merger..........................................15
        Company-Related Risk Factors..........................................16

SELECTED HISTORICAL AND
     UNAUDITED SELECTED FINANCIAL DATA .......................................19
        Alchemy Selected Consolidated Financial Data..........................20
        Cigarette Selected Financial Data.....................................21

THE MEETINGS..................................................................23
        Matter To Be Considered at the Meetings...............................23

THE MERGER....................................................................25
        Background of the Merger..............................................26
        Reasons for the Merger................................................27
        Interests of Certain Persons in the Merger............................28
        Federal Income Tax Consequences.......................................28

THE MERGER AGREEMENT..........................................................31
        The Merger............................................................31
        Conversion of Securities..............................................31
        Representations and Warranties of Merger Sub, Cigarette and Alchemy...32
        Certain Covenants and Agreements......................................34
        No Solicitation.......................................................35
        Indemnification and Insurance.........................................36
        Conditions............................................................37
        Termination...........................................................38
        Termination Fees and Expenses.........................................40
        Amendment and Waiver..................................................41

BUSINESS......................................................................43
        The Companies.........................................................43
               Alchemy Holdings, Inc..........................................43
               Cigarette Racing Team, Inc.....................................46

ALCHEMY MANAGEMENT'S DISCUSSION AND
     ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS................................................47

CIGARETTE MANAGEMENT'S DISCUSSION AND
     ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS................................................48

LEGAL PROCEEDINGS.............................................................48

ALCHEMY MANAGEMENT............................................................50

EXECUTIVE COMPENSATION........................................................51

CIGARETTE MANAGEMENT..........................................................52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT...........................................................54

FINANCIAL STATEMENTS.........................................................F-1

                              AVAILABLE INFORMATION

      Alchemy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (as defined below), the exhibits and schedules forming a part thereof, and the additional reports, proxy statements and other information filed by Alchemy with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Alchemy Common Stock is presently traded on the OTC-Bulletin Board. Reports and other information concerning Alchemy can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, certain of the documents filed by Alchemy with the Commission are available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") on the Commission's World Wide Web site at http://www.sec.gov.

      Alchemy has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Alchemy Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Certain portions of the Registration Statement are omitted from this Joint Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected without charge at the regional offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission set forth above. The omitted portions of the Joint Proxy Statement/Prospectus may also be obtained through EDGAR at http://www.sec.gov.

      Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents and reports subsequently filed by Alchemy pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the termination of the offering under this Joint Proxy Statement/Prospectus shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                                   TRADEMARKS

      Cigarette Racing Team, the Cigarette Racing Team logo, the Cafe Racer Script logo, Decathlon, Firefox, Hard Candy, Revolution 188, Rough Rider, the Squadron XII logo and Top Gun are trademarks of Cigarette or its subsidiaries.

      This Joint Proxy Statement/Prospectus also includes other trademarks and trade names which are the property of their respective owners.


                           FORWARD LOOKING STATEMENTS

      OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS MADE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE, ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND
SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE
HEREIN, WHICH SHAREHOLDERS OF ALCHEMY AND CIGARETTE SHOULD CAREFULLY REVIEW.

      Neither Alchemy nor Cigarette makes any express or implied representation or warranty as to the attainability of the projected or estimated financial information referenced or elsewhere herein or as to the accuracy or completeness of the assumptions from which such projected or estimated information is derived. Projections or estimations of Alchemy's or Cigarette's future performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. Reference is made to the particular discussions set forth under "Risk Factors," "Alchemy Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cigarette Management's Discussion and Analysis of Financial Condition and Results of Operation."

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                                     SUMMARY

      The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary does not contain a complete description of the Merger Agreement, a copy of which is attached hereto as Annex
A. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement/Prospectus and the Annexes hereto. Shareholders of Alchemy and shareholders of Cigarette are urged to read carefully this Joint Proxy Statement/Prospectus and the Annexes in their entirely.

      Information contained in this Joint Proxy Statement/Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "project," "continue," "potential" or "opportunity" or the negative thereof or other variations thereon or comparable terminology. See "FOR WARD LOOKING STATEMENTS." The matters set forth under the caption "RISK FACTORS" in this Joint Proxy Statement/Prospectus constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

      With respect to Alchemy, references to any fiscal year refer to Alchemy's fiscal year ended September 30. With respect to Cigarette, references to any fiscal year refer to Cigarette's fiscal year ended September 30.

Introduction

      This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by the Alchemy Board of proxies from holders of Alchemy Common Stock for use at the Alchemy Special Meeting and by the Cigarette Board in connection with the solicitation of proxies from holders of Cigarette Common Stock for use at the Cigarette Special Meeting. At the Cigarette Special Meeting, the holders of Cigarette Common Stock will be asked to approve and adopt the Merger Agreement by and among Cigarette, Alchemy and Merger Sub and to approve the Merger. At the Alchemy Special Meeting, the holders of Alchemy Common Stock will be asked to approve the issuance of shares of Alchemy Common Stock in connection with the Merger. As a result of the Merger, Cigarette will become a wholly-owned subsidiary of Alchemy.

The Companies

      Alchemy. Alchemy, formally known as Hawk Marine Power, Inc., a Florida corporation, is engaged in the design, production and sale of high performance marine engines for installation

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                                       4

--------------------------------------------------------------------------------

in high speed recreational powerboats and offshore racing boats. Alchemy manufactures its own line of five high output, all gasoline V-8 engines, as well as customized engines which are produced solely for racing. Alchemy's engines are hand built from component parts and are sold primarily to premium boat manufacturers. Alchemy's high performance engines have established a distinctive reputation among powerboat enthusiasts, for performance, speed and endurance.

      On October 25, 1983, Swift Development, Inc. ("Swift") was incorporated under the laws of the State of Utah. On that same date, Swift acquired all of the outstanding common stock of the Hawk Marine Power, Inc., a Florida corporation. On September 30, 1990, Swift merged into its wholly-owned subsidiary, Hawk Marine Power, Inc., on February 26, 1986. Simultaneously with the merger, Swift changed its name to Hawk Marine Power, Inc. The effect of the transaction was to reincorporate Swift in the state of Florida. On May 12, 1997, Hawk Marine Power, Inc. changed its name to Alchemy Holdings, Inc. Alchemy's principal executive offices are located at 3025 N.E., 188th Street, Aventura, Florida 33180. Its telephone number at that address is (305) 932-9230.

      Cigarette. Cigarette, a Florida corporation, designs, manufactures and sells offshore recreational boats and related accessories under the Cigarette brand name. The well-known Cigarette name has become synonymous with offshore racing boats. Cigarette's principal product line consists of six models in six sizes, from 20 to 46 feet in length, at current prices ranging from $55,000 to $875,000.

      Cigarette was originally incorporated as, New CRT, Inc., on May 26, 1994, under the laws of the State of Florida. On June 1, 1994, New CRT, Inc. changed its name to Cigarette Racing Team, Inc. Cigarette's principal executive offices are located at 3131 N.E. 188th Street, Aventura, Florida 33180. Its telephone number is (305) 931-4564.

      Merger Sub. Merger Sub, a Delaware corporation, is a newly-formed, wholly-owned subsidiary of Alchemy formed solely for the purpose of the Merger. Merger Sub has no material assets or liabilities and has not engaged in any material operations since its incorporation. Merger Sub's principal executive offices are located at Alchemy's 3025 N.E., 188th Street, Aventura, Florida 33180. Its telephone number at that address is (305) 932-9230.

The Proposed Merger

      At the Effective Time, pursuant to the Merger Agreement, (i) Merger Sub will be merged with and into Cigarette, whereupon Cigarette will be the surviving corporation and will become a wholly-owned subsidiary of Alchemy, (ii) each share of Cigarette Preferred Stock, Series A ("Cigarette Preferred Stock"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A ("Alchemy Preferred Stock") possessing the same rights, terms and conditions as the Cigarette Preferred Stock and, (iii) each issued and outstanding share of Cigarette Common Stock will be converted into the

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                                       5

--------------------------------------------------------------------------------

right to receive one (1) share of Alchemy Common Stock.

      At the Effective Time, each outstanding par value $.001 Class A Warrants and par value $.001 Class B Warrants of Cigarette (individually, the "Cigarette Class A Warrants" and, the "Cigarette Class B Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants and Cigarette Class B Warrants, the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants and Cigarette Class B Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants and Cigarette Class B Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants" and "Alchemy Class B Warrants"). The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock and the exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock.

      Based upon the number of shares of Alchemy Common Stock and Cigarette Common Stock outstanding at , 1998, an aggregate of approximately 3,601,000 shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 93.8% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. Based upon the number of
Cigarette Class A Warrants outstanding at             , 1998, approximately
1,000,000 additional shares of Alchemy Common Stock would be reserved for insurance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class B Warrants
outstanding at          , 1998, approximately 1,000,000 additional shares of
Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. In addition, at the Effective Time, each share of Cigarette Preferred Stock, Series A ("Cigarette Preferred Stock"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A ("Alchemy Preferred Stock") possessing the same rights, terms and conditions as the Cigarette Preferred Stock. Based upon the number of shares of Cigarette Preferred Stock outstanding at , 1998, an aggregate of approximately 100 shares of Alchemy Preferred Stock would be issued in connection with the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to Cigarette has been supplied by Cigarette, and all information relating to Alchemy has been supplied by Alchemy.

      It is anticipated that the Merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived (if allowed by
applicable law). If the Merger is not consummated on or before          , 1998,
Alchemy and Cigarette may each have the right (subject to certain limitations) to terminate the Merger Agreement unless the waiting-period, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has not expired, in which event either party may terminate the
Merger Agreement if the Merger is not consummated on or before         , 1998.
See "The Merger -Regulatory Approvals" and "The Merger Agreement - Termination."

      Following the Merger, the directors of Alchemy prior to the Merger will be the officers and directors of the Combined Company.

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                                       6

--------------------------------------------------------------------------------

Date and Place of Meetings

      The Alchemy Special Meeting will be held on Wednesday, July 1, 1998 at Alchemy's' principal executive offices at 3025 N.E., 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time.

      The Cigarette Special Meeting will be held on Wednesday, July 1, 1998 at Cigarette's principal executive offices located at 3131 N.E. 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time.

Shareholders Entitled to Vote

      Holders of record of shares of Alchemy Common Stock at the close of
business on                     , 1998 (the "Alchemy Record Date"), are entitled
to notice of and to vote at the Alchemy Special Meeting. At such date, there
were             shares of Alchemy Common Stock outstanding, each of which will be entitled to one (1) vote on each matter to be acted upon or which may properly come before the Alchemy Special Meeting.

      Holders of record of shares of Cigarette Common Stock at the close of
business on                   , 1998 (the "Cigarette Record Date"), are entitled
to notice of and to vote at the Cigarette Special Meeting. At such date, there
were                shares of Cigarette Common Stock outstanding, each of which will be entitled to one (1) vote on each matter to be acted upon or which may properly come before the Cigarette Special Meeting.

Purpose of the Special Meeting

      Alchemy Special Meeting. The purpose of the Alchemy Special Meeting are for holders of the Alchemy Common Stock (i) to approve the issuance of shares of Alchemy Common Stock pursuant to the Merger Agreement and in connection with the Merger and (ii) to transact such other business as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional or postponement thereof. See "The Meetings."

      Cigarette Special Meeting. The purpose of the Cigarette Special Meeting are for holders of Cigarette Common Stock (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder and (ii) to transact such other business as may properly come before the Cigarette Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional votes in favor of the Merger, or any postponement or adjournment thereof. See "The Meeting".

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                                       7

--------------------------------------------------------------------------------

Votes Required; Voting Agreements

      Alchemy. The approval of the issuance of Alchemy Common Stock in connection with the Merger will require the affirmative vote of the holders of a majority of the shares of Alchemy Common Stock present in person or represented by proxy at the Alchemy Special Meeting and entitled to vote. The approval of the issuance of Alchemy Common Stock in connection with the Merger is required by the rules of the OTC Bulletin Board governing corporations with securities
listed on the OTC Bulletin Board. As of                  1998, directors and
executive officers of Alchemy and their respective affiliates may be deemed to
be beneficial owners of approximately     % of the outstanding shares (excluding
shares subject to stock options) of Alchemy Common Stock. Each of the directors and executive officers of Alchemy has advised Alchemy that he or she has voting control in favor of approval of the issuance of Alchemy Common Stock in connection with the Merger.

      Cigarette. The approval and adoption of the Merger Agreement by Cigarette shareholders will require the affirmative vote of the holders of a majority of the outstanding shares of Cigarette Common Stock entitled to vote.

Recommendations of the Board of Directors

      The Alchemy Board has unanimously approved the Merger Agreement and the issuance of shares of Alchemy Common Stock in connection with the Merger and believes that the Merger is fair to, and in the best interest of, Alchemy and its shareholders and, therefore, unanimously recommends that the shareholders of Alchemy vote for the issuance of such shares of Alchemy Common Stock. See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors".

      The Cigarette Board has unanimously approved the Merger Agreement and the Merger and believes that the terms of the Merger Agreement are fair to, and that the Merger is in the best interest of, Cigarette and its shareholders and, therefore, unanimously recommends that the holders of Cigarette Common Stock vote for approval and adoption of the Merger Agreement. See "The Merger -- Reasons for the Merger; Recommendations of the Board of Directors".

Reasons for the Merger

      Certain statements made in the following paragraphs regarding the potential benefits that could result from the Merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this Joint Proxy
Statement/Prospectus.

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                                       8

--------------------------------------------------------------------------------

      Joint Reasons. The Alchemy Board and the Cigarette Board concluded that
(i) the goals and philosophies of the Companies are compatible and consistent,
(ii) the products of the Companies are complementary, (iii) the post-Merger entity has the potential to offer customers a wider variety of services and products than it could offer independently, (iv) the Merger would be positively received by customers of each of the Companies, and (v) the Companies' respective shareholders would benefit by the enhanced ability of the Combined Entity to compete in the marketplace.

No Solicitation

      Under the terms of the Merger Agreement, Cigarette has agreed that it will not engage in certain activities relating to, or which could result in, a proposal to be acquired by a third party, except under certain limited circumstances related to the performance by the Cigarette Board of its fiduciary obligations under Florida law. See "The Plan of Merger -- No Solicitation".

Representations and Warranties; Covenants

      Under the Merger Agreement, Alchemy and Cigarette made a number of representations regarding their respective capital structures, operations, financial condition and other matters. Each party agreed as to itself and its subsidiaries that, until consummation of the Merger or the earlier termination of the Merger Agreement, it will, among other things, maintain its business, conduct its operations in the ordinary course, provide the other with reasonable access to its financial, operating and other information, and use all reasonable efforts to consummate the Merger. See "The Merger Agreement -- Representations and Warranties" and "-- Certain Covenants and Agreements".

Conditions to the Merger

      The respective obligations of Alchemy, Merger Sub and Cigarette to effect the Merger are subject io the following conditions, among others: (a) the Merger Agreement shall have been approved and adopted by the shareholders of Alchemy, and the issuance of Alchemy Common Stock in connection with the Merger shall have been approved by the shareholders of Alchemy; (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no action shall have been instituted by the Antitrust Division of the Department of Justice (the "Antitrust Division") or Federal Trade Commission (the "FTC") challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated; (c) all governmental authorizations, consents, orders or approvals shall have been obtained except where the failure to obtain such consents, orders or approvals would not have an Alchemy Material Adverse Effect or a Cigarette Material Adverse Effect (as such terms are defined in the Merger Agreement), as the case may be; (d) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of a stop order or proceedings seeking a stop order; (e) no temporary restraining order, preliminary or permanent injunction or

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                                       9

--------------------------------------------------------------------------------

other order shall be in effect nor shall there be any proceeding seeking any of the foregoing that prevents, or seeks to prevent, the consummation of the Merger; (f) no action shall be taken, nor any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger; (g) the receipt of letters from the independent accountants of Alchemy and Cigarette, respectively, dated the Closing Date stating that the independent accountants concur with the conclusions of management of the Companies that the Merger will qualify as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable regulations of the Commission, if the Merger is consummated in accordance with the Merger Agreement (see "The Merger -- Accounting Treatment"); (h) the Alchemy Common Stock to be issued, or reserved for future issuance, in the Merger shall have been approved for quotation on the OTC Bulletin Board; (i) Alchemy shall have received a written opinion from Beckman, Millman & Sanders, L.L.P. ("BMS"), counsel to Alchemy, and Cigarette shall have received a written opinion from Beckman, Millman & Sanders, L.L.P., counsel to Cigarette, each such opinion to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "Code") (see "The Merger - Certain Federal Income Tax Consequences"); j) the representations and warranties of the other party set forth in the Merger Agreement shall have been true and correct at the time of signing the Merger Agreement and shall be true and correct as of the Effective Time, except for changes contemplated by the Merger Agreement or where failure to be true and correct would not be reasonably likely to have an Alchemy Material Adverse Effect or a Cigarette Material Adverse Effect, as the case may be; (k) Alchemy or Cigarette as the case may be shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement; and (l) no Material Adverse Effect with respect to either party shall have occurred since the date of the Merger Agreement. See "The Merger Agreement".

Amendment and Waiver

      The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Cigarette and Alchemy, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

      At any time prior to the Effective Time, either Alchemy or Cigarette, by action taken or authorized by their respective Boards of Directors, as the case may be, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or delivered pursuant to the Merger Agreement, and (iii) waive compliance by the other party with any condition or agreement contained in the Merger Agreement.

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                                       10

--------------------------------------------------------------------------------

Termination

      The Merger Agreement is subject to termination by mutual written consent of Alchemy and Cigarette if the Merger is not consummated before
, 1998 unless the waiting period, if applicable, pursuant to the HSR Act has not expired, in which event Alchemy or Cigarette may terminate the Merger Agreement
if the Merger is not consummated before               , 1998. The Merger
Agreement is also subject to termination by Alchemy or Cigarette upon the occurrence of any of the following: a court order permanently restraining, enjoining or otherwise prohibiting the Merger, failure of the other party to obtain shareholder approval or, under certain circumstances, a breach by the other party of a representation, warranty, covenant or agreement of the other party contained in the Merger Agreement. In addition, Alchemy may terminate the Merger Agreement if (i) the Cigarette Board withdraws or adversely modifies its recommendation of the Merger Agreement; or (ii) the Cigarette Board approves one of a limited number of certain types of alternative transactions. Cigarette may terminate the Merger Agreement in the event of (i) a merger or consolidation to which Alchemy is a party, if the shareholders of Alchemy immediately prior to the effective date of such merger or consolidation have beneficial ownership of less than 50% of the total combined voting power of Alchemy's then issued and outstanding voting securities by any person, entity or group; or (iii) the sale of all or substantially all of the assets of Alchemy to any person or entity that is not a subsidiary of Alchemy. See "The Merger Agreement -- Termination".

Transfer of Cigarette Stock Certificates

      If the Merger becomes effective, Cigarette will as soon as reasonably practicable deliver a letter of transmittal with instructions to all holders of record of Cigarette Common Stock immediately prior to the Merger for use in surrendering their stock certificates in exchange for certificates representing shares of Alchemy Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF CIGARETTE COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM CIGARETTE. WARRANT AGREEMENTS NEED NOT BE SURRENDERED. See "The Merger Agreement - Conversion of Securities".

Appraisal Rights

      Each shareholder of Cigarette Common Stock has a right to dissent from the Merger, and, if the Merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Florida law, including
Section 607.247 of the Florida General Corporation Act (the "FGCA"). A shareholder who wishes to exercise such rights must deliver to Cigarette, within the requisite time period prior to the vote being taken on the Merger at the Cigarette Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effected and must not vote in favor of
the Merger. The full text of Section 607.247 is attached as Annex          to
this Joint Proxy Statement/Prospectus. See "Shareholders' Appraisal Rights" for a

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                                       11

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further discussion of such rights and the legal consequences of voting shares of
Cigarette Common Stock in favor of the Merger.

Certain Federal Income Tax Consequences

      The Merger is intended to be a tax-free reorganization for federal income tax purposes, so that no gain or loss would generally be recognized by Alchemy or Cigarette and no gain or loss would generally be recognized by Cigarette shareholders. Cigarette shareholders are urged to consult their own tax advisors as to the specific tax consequences of the Merger to the individual shareholder. It is a condition to the Merger that Alchemy and Cigarette shall have each received an opinion of their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. For a further discussion of federal income tax consequences of the Merger, see "The Merger - Certain Federal Income Tax Consequences". See also "The Merger Agreement - Conditions".

Accounting Treatment

      The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. The obligations of Alchemy and Cigarette to consummate the Merger are conditioned upon the receipt by Alchemy from Jere J. Lane, C.P.A. and by Cigarette from Jere J. Lane, C.P.A., their independent accountants, respectively, of letters dated as of the Closing Date stating their concurrence with the conclusions of management of the Companies that the Merger will qualify as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable regulations of the Commission if the Merger is closed and consummated in accordance with the Merger Agreement. See "The Merger -- Accounting Treatment" and "The Merger Agreement -- Conditions".

Governmental and Regulatory Matters

      Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Alchemy and Cigarette may file notification and report forms under the HSR Act with the FTC and the Antitrust Division, if applicable. These filings commence a 30 day waiting period under the HSR Act which should be scheduled to expire on or before the date of the Special Meetings. If, prior to the expiration of such period, the FTC or the Antitrust Division should request additional information or documentary material under the HSR Act, consummation of the Merger could be delayed until after the Companies have substantially complied with the request. At any time before or after the Effective Time of the Merger, the Antitrust Division, the FTC or any state or foreign government may take such action under the federal, state or foreign antitrust laws as it deems necessary or

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--------------------------------------------------------------------------------

desirable in the public interest, including seeking to impose conditions on Alchemy with respect to the business operations of the Combined Company. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

      The Merger must also satisfy the requirements of federal and certain state securities laws.

      See "The Merger -- Governmental and Regulatory Matters".

Restrictions on Resale of Alchemy Common Stock

      The shares of Alchemy Common Stock issuable to shareholders of Cigarette upon consummation of the Merger have been registered under the Securities Act. Such shares will be freely tradable without restriction by those shareholders who are not deemed to be "affiliates" of Alchemy or Cigarette, as that term is defined in the rules under the Securities Act.

      Shares of Alchemy Common Stock received by those shareholders of Cigarette who are deemed to be affiliates of Cigarette may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each affiliate of Cigarette has agreed not to offer, sell, pledge, transfer or otherwise dispose of any shares of Alchemy Common Stock distributed pursuant to the Merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act and provided that an opinion of counsel, satisfactory to Alchemy, has been provided to Alchemy to the effect that no such registration is required in connection with the proposed transaction, or in an offering that is registered under the Securities Act. In addition, each affiliate of Cigarette has agreed not to sell, transfer or otherwise dispose of, or reduce such person's interest in or risk relating to (i) any shares of Alchemy Common Stock or Cigarette Common Stock owned or subject to vested options as of the date of the Merger Agreement or
(ii) any shares of Alchemy Common Stock issued to such person in the Merger or otherwise beneficially owned by such person, except in each case for amounts of Alchemy Common Stock and Cigarette Common Stock not more than the de minimis amount permitted by the rules and releases of the Commission relating to pooling of interests accounting treatment, until Alchemy has publicly released combined financial results of Alchemy and Cigarette for a period of at least 30 days of combined operations. See "The Merger Restrictions on Resale of Alchemy Common Stock."


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors

      See "Risk Factors" for a discussion of certain factors pertaining to the Merger and the businesses of Alchemy and Cigarette. Risks related to the Merger include (i) market risks associated with a fixed exchange ratio; (ii) dilution in earnings per share of Alchemy Common Stock, (iii) risks associated with restructuring Cigarette's operations and risks that anticipated synergies between the Companies will not occur, (iv) management distraction resulting from the need to integrate the businesses of the Companies; (v) risks associated with the integration of other acquired businesses of Alchemy and Cigarette; (vi) substantial expenses associated with the Merger, and (vii) the risk that the Merger will have an adverse effect on customer buying patterns as a result of uncertainties resulting from the Merger. Risks related to Alchemy include (i) intense competition; (ii) uncertainty of market acceptance of new Alchemy products; (iii) Alchemy's ability to manage growth; (iv) fixed operating expenses that may result in adverse effect on net income if anticipated future revenues are not realized; and (v) Alchemy's dependence on key personnel. Risks related to Cigarette include (i) potential fluctuations in quarterly operating results; (ii) intense competition; (iii) Cigarette's dependence on new products;
(iv) risks associated with Cigarette's product development efforts; (v) risk of technological obsolescence; (vi) risks associated with intellectual property rights; and (vii) Cigarette's dependence on key personnel.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The following factors should be considered carefully by each holder of Common Stock in connection with the voting upon the Merger and the Merger Agreement and in connection with the approving the issuance of shares of Common Stock in connection with the Merger. The following discussion contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "project" or "continue," "potential" or "opportunity" or the negative thereof or other variations thereon or comparable terminology. See "FORWARD LOOKING STATEMENTS." The matters set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

Risks Relating to the Merger

      Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Cigarette Common Stock will be converted into the right to receive one (1) share of Alchemy Common Stock. Accordingly, the market value of the consideration to be received by the shareholders of Cigarette upon the Merger will depend entirely on the market price of Alchemy Common Stock at the Effective Time. The closing price for Alchemy Common Stock on the OTC Bulletin Board on the latest practicable trading day before the printing of this Proxy Statement/ Prospectus, 1998 was $ . There can be no assurance that the market price of Alchemy Common Stock on and after the Effective Time will not be lower than such prices.

      Volatility of Trading Price. The trading price of the Combined Company's shares may be affected by the risk factors set forth herein, as well as prevailing economic and financial trends and conditions in the public securities markets. During recent periods, share prices of smaller and medium-sized publically traded companies have exhibited a high degree of volatility. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant adverse effect on the trading price of the Combined Company's shares in any given period. Such shortfalls may result from events that are beyond the Combined Company's immediate control. The trading price of the Combined Company's shares may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publically held companies in the boating, and related businesses, industry generally, which may not have any direct relationship with the Surviving Corporation's business or prospects.

      Potential Dilution of Interest. A number of shares equal to approximately ______% of Alchemy's outstanding Common Stock after giving effect to the Merger will be issued to the shareholders and creditors of Cigarette upon consummation of the Merger. The issuance of Alchemy Common Stock in the Merger and the exercise of the Class A and Class B Warrants may cause a dilution of earnings per share which may negatively impact the price of Alchemy Common Stock. There can be no assurance that Alchemy's Common Stock price will not be negatively impacted.

      Integration of Other Acquired Businesses. Although Alchemy's Board of Directors believe that the Merger would successfully yield a power house in the offshore powerboat and recreational powerboat world, there can be no assurance that products, technologies, distribution channels, key personnel and businesses of previously acquired companies will be effectively integrated into the Combined Company's business or product offerings, or that such integration will not adversely affect the Combined Company's business, financial condition or results of operations. There can also be no assurance that any acquired products, technologies or businesses will contribute at anticipated levels to the Combined Company's sales or earnings, or that the sales and earnings from combined businesses will not be a material adverse effect on the business, financial condition and results of operations of the Combined Company's.

      Transaction Charges. Alchemy estimates that it will incur direct
transaction costs of approximately $               associated with the Merger,
which will be charged to operations upon consummation of the Merger. In addition, it is expected that after the Merger, the Combined Company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating Cigarette. Although Alchemy expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the businesses may offset the direct transaction costs and other integration-related charges over time, there can be no assurance that such net benefit will be achieved in the near term, if at all.

Company-Related Risk Factors

      Competition. Success in the recreational boat and marine engine industry is largely dependent on a company's ability to sell high quality boats and engines at attractive prices with ample customer service and support. The Combined Company competitors in the boat industry for product sales are companies such as Magnum, Mako and Sea Ray. After the Merger, the Surviving Corporation's competitors in the marine engine industry will include companies such as Caterpillar, Mercury Marine and Volvo-Penta. Certain of the Surviving Corporation's competitors, have significantly greater financial resources than the Surviving Corporation. Competition for product sales is also based upon the Combined Company ability to attract independent dealers who are willing to distribute and market its products.

      Nature of the Recreational Boat and Marine Engine Industry. The recreational boat and marine engine industries are highly speculative and historically have involved a substantial degree of risk. The sales success of a boat and engine depends on unpredictable and changing factors such a general economic climate, competition and market acceptance, which may bear little or no correlation to the Combine Company production and other costs.
Acceptance of the

Combined Company's products represents a response not only to the boat and engine design and performance, but also to the level of advertising and promotion by the distributor, the availability of competition products, general economic conditions and public taste, and other intangible factors, all of which change rapidly and cannot be predicted with certainty. Historically, recreational boat companies had suffered substantially in poor general economic conditions. Therefore, there is a substantial risk that some or all of the Combined Company's products may not be commercially successful, resulting in costs no being recouped or anticipated profits not being realized.

      No History of Profitable Operations of Cigarette. Prior to the Merger, Cigarette's boat business has had no operating revenues or history with no certain prospects of future profitable operations.

      Fluctuation in Results Due to Seasonality and Weather. The marine industry is highly seasonal with retail sales strongest in the months of February through July. Between July and the following January, manufacturers' shipments depend on dealers' restocking activity and request for new season models presented at trade shows and though promotional programs. The Combined Company's business is also significantly affected by weather patterns. Unseasonably cool weather and prolonged winter conditions may lead to a shorter selling season particularly in the Northeast.

      Impact of Economic Conditions. The marine industry is subject to economic cycles. Purchase of marine products historically have been dependent on discretionary spending by consumers, which may be adversely affected by recessionary economic conditions. The marine industry experienced a severe decline between 1989 and 1992. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on the Combined Company's business. Similarly, rising interest rates could adversely impact consumers' ability or willingness to obtain financing from third-party lenders, which could adversely affect the Combined Company's ability to sell its products.

      Impact of Environmental and Other Regulatory Matters. The Combined Company's operations are subject to numerous federal, state and local laws and regulations relating to the environment and health, safety and other regulatory matters. Certain materials used in boat and engine manufacturing are classified by federal and state governments as "hazardous materials." Control of these substances is regulated by the Environmental Protection Agency ("EPA") and state environmental protection agencies which require reports and inspect facilities to monitor compliance. In addition, under the Comprehensive Environmental Response Compensation and liability Act ("CERCLA"), any generator of hazardous waste sent to a hazardous waste disposal site is potentially responsible for the clean up and remediation cost required for such site in the event that the site is not properly closed by the owner or operator, irrespective if the amount of waste sent to the site. The Combined Company's believes that it will obtain all material permits and that its facilities and operations will be in substantial compliance with all material applicable laws and regulations. Nevertheless, future events, such as changes in or modified interpretations of existing laws or regulations or enforcement policies, may give rise to additional compliance costs that could have a material adverse effect on the Combined Company.

      Pursuant to the 1990 amendments to the Clean Air Act, the EPA has been studying the impact of marine engines on the environment. The EPA is currently establishing air emissions standards for new marine engines, which regulations are expected to become effective in 1998. Such regulations could have a material adverse effect on the Combined Company's business.

      Production Liability. While management of Alchemy believes that its engines are safe in normal operation, any motorized product can give rise to product liability claims. Alchemy maintains product liability insurance in the amount of $500,000. Alchemy has never been the subject of any claim or law suit regarding product liability of associated with its engines, although there can be no assurance that product liability claims associated with injury to property or persons directly or indirectly attributable to Alchemy's engines may not be asserted at a future date.

                        SELECTED HISTORICAL AND UNAUDITED
                             SELECTED FINANCIAL DATA

      The following selected historical financial information of Alchemy and Cigarette, respectively has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. No cash dividends have been declared or paid on Alchemy Common Stock or Cigarette Common Stock. The information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might occur if the Merger had been consummated at the beginning of the respective financial periods indicated, nor is it necessarily indicative of future operating results or financial position.

                  Alchemy Selected Consolidated Financial Data

      The following audited selected financial information concerning Alchemy, other than the as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements".

      The selected financial data should be read in conjunction with and is qualified in its entirety by, Alchemy's financial statements, related notes and other financial information included elsewhere in this Joint Proxy/Prospectus.

Consolidated Balance Sheet Data:

                                                          September 30, 1997
                                                          ------------------
Total assets                                                   $   289,506
Current liabilities                                                318,076
Shareholders' Equity (deficit)                                     (28,570)

Consolidated Statement of Operations:

                                                          September 30, 1997
                                                          ------------------
Net sales                                                      $ 1,059,498
Net (loss)                                                         (65,249)
Net loss per Common Share                                           (0.024)
Weighted Average Number of Common
     Shares Outstanding                                          2,697,320

                        Cigarette Selected Financial Data

      The following audited selected financial information concerning Cigarette, other than the as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this Joint Proxy/Prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements".

      The selected financial data should be read in conjunction with and is qualified in its entirety by, the Cigarette's financial statements, related notes and other financial information included elsewhere in this Joint Proxy/Prospectus.

Balance Sheet Data:

                                                          September 30, 1997
                                                          ------------------
Total assets                                                   $ 5,879,720
Current liabilities                                              9,747,865
Stockholders' equity (deficit)                                  (3,868,145)

Statement of Operations Data:

                                                          September 30, 1997
                                                          ------------------
Net sales                                                      $ 2,158,406
Net (loss)                                                      (2,476,647)
Loss per Common Share                                                (0.88)
Common Shares Outstanding                                        2,819,562

Recent Share Prices

      The following table sets forth the closing prices per share of Alchemy
Common Stock on the OTC - Bulletin Board on               , 1998, the last full
trading date prior to the execution and delivery of the Merger Agreement and the public announcement thereof.

                                                         Alchemy
                                                      Common Stock
                                                      ------------
                   , 1998 ............................. $

      No assurance can be given as to the market prices of Alchemy's Common Stock at any time prior to the Effective Time or as to the market price of Alchemy Common Stock at any time thereafter. The conversion ratio between Alchemy and Cigarette is fixed and is not anticipated to be changed. However, in the event that a reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, occurs, then the conversion ratio shall be correspondingly adjusted, provided however, that any such changes shall be subject to the terms of the Merger Agreement annexed
hereto as Annex   . Cigarette shareholders are urged to obtain a current market quotation of the Alchemy Common Stock.

Dividends

      Neither Alchemy nor Cigarette has ever paid cash dividends related to their respective Common Stocks. Following the Merger, Alchemy does not anticipate paying cash dividends in the foreseeable future. Pursuant to the Merger Agreement, Alchemy and Cigarette have agreed not to pay cash dividends pending the consummation of the Merger. If the Merger is not completed, the Alchemy Board intends to continue a policy of retaining all earnings to finance the expansion of its business.

                                  THE MEETINGS

Matter To Be Considered at the Meetings

      The Cigarette Special Meeting and the Alchemy Special Meeting are referred to collectively herein as the "Special Meetings." At the Special Meetings the Agreement and Plan of Merger (the "Merger Agreement"), dated as of
                  , 1998, by and among Alchemy Holdings, Inc., a Florida
corporation ("Alchemy"), Cigarette Boats, Inc., a               corporation and
a wholly-owned subsidiary of Alchemy ("Merger Sub" or "Sub"), and Cigarette Racing Team, Inc., a Florida corporation ("Cigarette") will be considered. The transactions contemplated thereby shall include Cigarette to become a wholly-owned subsidiary of Alchemy by means of a merger with Merger Sub (the "Merger") and for the shareholders of Cigarette to become shareholders of Alchemy. Alchemy and Cigarette are referred to collectively herein as the "Companies." Alchemy and Cigarette are referred to herein, after the consummation of the Merger and the transactions contemplated thereby, as the "Combined Company."

      At the Alchemy Special Meeting, the Alchemy shareholders will be asked to vote (i) to approve the issuance of Alchemy Common Stock in connection with the Merger and (ii) to transact such other matters as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any postponement or adjournment thereof.

      At the Cigarette Special Meeting, the Cigarette shareholders will be asked to vote (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement and (ii) to transact such other matters as may properly come before the Cigarette Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, to establish a quorum or to obtain additional votes in favor of the Merger or any postponement or adjournment thereof.

      Upon the consummation of the Merger, which will occur upon the filing of required documentation with the Secretary of State of the State of Florida (the "Effective Time"), each outstanding share of Cigarette Common Stock (other than treasury shares and shares owned by Alchemy or its subsidiaries) will be converted into the right to receive one (1) share of Alchemy Common Stock (the "Exchange Ratio"). At the Effective Time, each outstanding each outstanding par value $.001 Class A Warrants and par value $.001 Class B Warrants of Cigarette (individually, the "Cigarette Class A Warrants" and, the "Cigarette Class B Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants and Cigarette Class B Warrants, the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants and Cigarette B Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants and Cigarette Class B Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants" and "Alchemy Class B Warrants"). The exercise price of the Alchemy Class A

Warrants will equal $3.00 per share of Alchemy Common Stock and the exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock. Based upon the number of Cigarette Class A Warrants outstanding at
                   , 1998, approximately 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of shares of Alchemy Common Stock and Cigarette Common Stock
outstanding at                  , 1998, an aggregate of approximately 3,601,000
shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 93.8% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. Based upon the number of
Cigarette Class B Warrants outstanding at                     , 1998,
approximately 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. In addition, at the Effective Time, each share of Cigarette Preferred Stock, Series A, ("Cigarette Preferred Stock"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A, ("Alchemy Preferred Stock") possessing the same rights, terms and conditions as the Cigarette Preferred Stock. Based upon the number of shares of Cigarette
Preferred Stock outstanding at                   , 1998, an aggregate of
approximately 100 shares of Alchemy Preferred Stock would be issued in connection with the merger. All information contained in this Joint Proxy Statement/Prospectus relating to Cigarette has been supplied by Cigarette, and all information relating to Alchemy has been supplied by Alchemy.

      The outstanding shares of Alchemy Common Stock are listed on the OTC Bulletin Board under the symbol "ALCH," and it is a condition to the obligations of Alchemy and Cigarette to consummate the Merger that the shares of Alchemy Common Stock to be issued in the Merger be approved for listing on the OTC Bulletin Board, upon official notice of issuance. The last reported sale price
of Alchemy Common Stock on the OTC Bulletin Board on                      , 1998
was $       per share. Based on such last reported sale price, the Exchange
Ratio would equal a purchase price for the Alchemy Common Stock of $        per
share. Because the Exchange Ratio is fixed, a change in the market price of Alchemy Common Stock before the Merger will affect the market value of the Alchemy Common Stock to be received by the shareholders of Cigarette in the Merger. The trading price of Alchemy Common Stock is subject to volatility. See "Risk Factors - Risks Relating to the Merger - Fixed Exchange Ratio." Neither Alchemy nor Cigarette is entitled to terminate the Merger Agreement based on changes in the per share trading price of Alchemy Common Stock.

      Immediately after the Merger, there will be approximately 3,838,394 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants issued and outstanding. THE BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND NAME CHANGE.

      TIME AND PLACE; RECORD DATE. The Special Meeting of the Shareholders of Alchemy will begin at 9:00 am, local time, at the principal executive offices of Alchemy at 3025

N.E., 188th Street, Aventura, Florida 33180, on Wednesday, July 1, 1998. Shareholders of record at the close of business on the Record Date are entitled to notice of, and vote at, the Special Meeting.

      REQUIRED VOTE. The approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, provided a quorum is present. If such approval is received, the Effective Time of the Merger is expected to occur as soon as practicable following the Special Meeting.

      RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM. Only holders of Common Stock
at the close of business on                  , 1998 will be entitled to receive
notice of and to vote at the Special meeting. At the close of business on the
Record Date, Alchemy had outstanding and entitled to vote              shares of
Common Stock. The presence, in person or by proxy, at the Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Merger. Because the vote on the Merger requires the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, abstentions will have the same effect as a negative vote on the Merger. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

      CIGARETTE SHAREHOLDERS' APPRAISAL RIGHTS. Each shareholder of Cigarette Common Stock has a right to dissent from the merger, and, if the Merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Florida law, including the requirements of section
607.247 ("Section 607.247") of the Florida General Corporation Act (the "FGCA"). A shareholder who wishes to exercise such rights must deliver to Alchemy, prior to the vote being taken on the Merger at the Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effected and must not vote in favor of the Merger.

      SOLICITATION OF PROXIES. Alchemy may solicit proxies and Alchemy's directors, officers and employees may also solicit proxies by telephone, telegram or personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

                 ALCHEMY SHAREHOLDERS SHOULD NOT SEND ANY STOCK

                       CERTIFICATES WITH THEIR PROXY CARDS

                                   THE MERGER

Background of the Merger

      On                 , 1998, Alchemy (or the "Company") held a special
meeting of the Board of Directors and decided that in the best interests of Alchemy's shareholders that they would attempt to engage in the business of licensing, designing and marketing of Cigarette merchandise and apparel as opposed to its current activities of high performance engine manufacturing, in order to provide Alchemy's current shareholders with the potential of future liquidity in their stock ownership and the possibility of future gain. As such, the Company has sought and located management to assist in such a goal.

      In connection therewith, at the Directors meeting, a unanimous consent of the Board of Directors and a majority of the outstanding shareholders represented at the meeting approved that the Company adopt a recapitalization.

      Furthermore, the following individuals were elected as officers and directors of the Company to serve until their successors are elected or appointed: Craig N. Barrie, President/Director; Berton J. Lorow,
Vice-President/Director and Adam C. Schild, Secretary/Director.

      Additionally, the Company adopted a proposal to amend the Articles of Incorporation of the Company and change the name of the Company from Hawk Marine Power, Inc. to Alchemy Holdings, Inc. Subsequent to the change of the Company's name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc., the Company intends to form a new corporation under the laws of the State of Delaware, a wholly owned subsidiary of the Company to be known as "Hawk Marine Power, Inc." to operate its high performance engine manufacturing business.

      Subsequent to the change of the Company's name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc., and subsequent to the formation of the wholly owned subsidiary to be known as "Hawk Marine Power, Inc.", the Company sold all of its assets and liabilities of its high performance engine building operation to the Company's wholly owned subsidiary Hawk Marine Power, Inc. in exchange for 100 shares of Hawk Marine Power, Inc., the new wholly owned subsidiary. The 100 shares exchanged represents 100% of the issued and outstanding shares of Hawk Marine Power, Inc.

      The Company issued 2,000,000 post-split restricted shares of the Company's common stock to Offshore Racing, Inc., in exchange for the Company's exclusive world-wide right and license to use the trademarks, and service marks of "Cigarette Racing Team, Inc.", for all goods and services other than the use of the trademarks and service marks on any form of watercraft. In conjunction with the purchasing of the licensing agreement, the Company has formed a corporation under the laws of the State of Delaware, to be organized as a wholly owned subsidiary of the Company to be known as "Cigarette Licensing, Inc." to operate the Company's licensing business.

      Lastly, the Company issued 200,000 post-split shares of the Company's common stock to the professionals responsible for the professional services related to and for negotiating, arranging and brokering the licensing and other related transactions described herein on behalf of the Company.

      As a result, on May 20, 1997, the split became effective and the Company began trading under its new symbol "ALCH" on the OTC - Bulletin Board.

      On October 25, 1997, Alchemy's Board of Directors unanimously adopted a resolution allowing the Company to enter into a Letter of Intent the result of which would effectively allow Alchemy to acquire all of the issued and outstanding shares of Cigarette.

Reasons for the Merger

      Certain statements made in the following paragraphs regarding the potential benefits that could result from the Merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this Joint Proxy
Statement/Prospectus.

Joint Reasons for the Merger

      In reaching their decisions to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, the Alchemy Board and the Cigarette Board consulted with their respective management teams and advisors and independently considered the proposed Merger Agreement and the transactions contemplated thereunder. Based on their respective independent reviews of the proposed transactions and the business and operations of the other party, the respective Boards each unanimously approved the Merger Agreement, the Merger and the transactions contemplated thereby. The Board of Directors of each of the Companies concluded that (i) the goals and philosophies of the Companies are compatible and consistent, (ii) the products and services of the Companies are complementary, (iii) the post-Merger entity has the potential to offer customers a wider variety of services and products than it could offer independently, (iv) the Merger would be positively received by customers of each of the Companies, and (v) the Companies' respective shareholders would benefit by the enhanced ability of the Combined Entity to compete in the marketplace.

Recommendation of the Alchemy Board

      The Alchemy Board has unanimously approved the Merger Agreement and the issuance of Alchemy Common Stock in connection with the Merger and believes that the Merger is fair to, and in the best interests of, Alchemy and its shareholders, and therefore, unanimously recommends that the shareholders of Alchemy vote FOR the issuance of such shares.

Recommendation of Cigarette's Board

      The Cigarette Board has unanimously approved the Merger Agreement and the cancellation of certain shares of Cigarette's Common Stock and the exchange of other shares of Cigarette's Common Stock for Alchemy Common Stock in connection with the Merger and believes that Merger is fair and in the best interests of, Cigarette and its shareholders, and therefore, unanimously recommends that the shareholders of Cigarette vote FOR the issuance of such shares.

Interests of Certain Persons in the Merger

Interests in Cigarette Common Stock

      As             , 1998, Offshore Racing, Inc. ("Offshore") owned 2,000,000 shares of Cigarette Common Stock. As of December 1, 1996 Offshore and Cigarette entered into a licensing agreement the term of which is ten years (the "Licensing Agreement"). Pursuant to the Licensing Agreement, Offshore, as the user of the license, agreed to pay to Cigarette, as the owner, a royalty equal to between 2.5% and 10% of the gross revenue generated by the use of the rights defined therein. Such royalty is determined by Offshore's particular use of rights granted in the Licensing Agreement.

Indemnification and Insurance

      Pursuant to the Merger Agreement, Alchemy has agreed to indemnify each person who was an officer, director or employee of Cigarette against certain liabilities. See "Merger Agreement - Indemnification and Insurance."

Federal Income Tax Consequences

      THE FOLLOWING IS A SUMMARY OF THE OPINION PROVIDED BY COUNSEL TO THE COMPANY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS A COMPLETE DESCRIPTION OF ALL THE CONSEQUENCES OF THE MERGER.

      THIS SUMMARY IS BASED UPON RELEVANT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE APPLICABLE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE RULINGS AND PRACTICE, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. THIS SUMMARY DOES NOT

ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR SHAREHOLDERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES, OR TO SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE (FOR EXAMPLE, S CORPORATIONS, CERTAIN ESTATES AND TRUSTS, INSURANCE COMPANIES, FOREIGN PERSONS, TAX EXEMPT ORGANIZATIONS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, FINANCIAL INSTITUTIONS, BROKERS, DEALERS OR HOLDERS THAT OWN 10% OR MORE OF THE VOTING POWER OF ALCHEMY) THE COMPANY HAS NOT REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THESE MATTERS.

      EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH CIGARETTE SHAREHOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC IMPACT ON EACH SUCH SHAREHOLDER OF FEDERAL, FOREIGN, STATE OR LOCAL LAWS.

      Beckman, Millman & Sanders, L.L.P., counsel to the Alchemy has provided its opinion that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, (i) no gain or loss will be recognized by the shareholders of Cigarette upon the exchange of their shares of Cigarette Common Stock solely for shares of Alchemy Common Stock pursuant to the Merger,
(ii) the basis of the Alchemy Common Stock received by each shareholder of Cigarette in exchange for shares of Alchemy Common Stock will be the same, immediately after the exchange, as the basis of such shareholder's Alchemy Common Stock exchanged therefor, and (iii) the holding period for any Alchemy Common Stock received in exchange for Cigarette Common Stock will include the period during which the Cigarette Common Stock surrendered for exchange was held, provided such stock was held as a capital asset on the date of the exchange.

      A dissenting Cigarette shareholder who receives only cash for his shares of Cigarette Common Stock will recognize gain or loss for federal income tax purposes measured by the difference, if any, between such holder's basis in the stock and the amount received by him for his stock. The gain or loss will be characterized for federal income tax purposes as capital gain or loss or as ordinary income. The gain or loss will be characterized as capital if (i) the holder's shares of Cigarette Common Stock are held as capital asset, and (ii) the holder receives cash with respect to all shares of Cigarette Common Stock which he owns, including shares owned by application of the attribution rules of
Section 318 of the Code.

      Section 318 of the Code provides, in part, that a shareholder will be considered to be the owner of shares which are owned by certain corporations, partnerships, trusts and estates in which the shareholder has a beneficial ownership interest, shares which such shareholder has an option to acquire, and shares owned by certain members of his family (not including brothers and sisters).

Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived.

      Dissenter's Rights. Pursuant to Section 607.247 of the Florida General Corporation Act, any holder of Cigarette Common Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting shareholder to be paid, in cash, the value of his Cigarette Common Stock as determined by FGCA Section 607.247(c), provided that the following conditions are satisfied:

      (a) Such shareholder must not vote in favor of the Merger, nor submit a proxy in which directions are given to vote in favor of the Merger.

      (b) Within 10 days after the date on which the vote is taken approving the Merger, such shareholder must make written demand on Alchemy for payment of the fair value of such shareholder's shares.

      Within 10 days after the Merger is effected, Cigarette shall give written notice thereof to each dissenting shareholder who has satisfied paragraphs (a) and (b) hereof, and Cigarette shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by Cigarette to be the fair value thereof.

      In the event that Cigarette and the dissenting shareholder(s) does not agree with the value Cigarette places on such shareholder's shares, then Cigarette, within 30 days after the receipt of a written demand from any such shareholder given within 60 days after the date on which the Merger was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of Cigarette is located requesting that the fair value of such shares be found and determined. If Cigarette fails to initiate such a proceeding, then any dissenting shareholder may do so in the name of the corporation.

Notwithstanding the foregoing, a dissenting shareholder may withdraw his appraisal demand so long as Cigarette consents thereto.

      FAILURE BY A SHAREHOLDER TO FOLLOW THE STEPS REQUIRED BY FLORIDA LAW FOR PERFECTING HIS OR HER DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

                              THE MERGER AGREEMENT

      The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Exhibit 2.0 to this Joint Proxy Statement/Prospectus and incorporate herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders of Alchemy and Cigarette are urged to read the Merger Agreement in its entirety for a more complete description of the Merger. In case any conflict between the Merger Agreement and the summary set forth herein, the Merger Agreement shall control.

The Merger

      The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the shareholders of Alchemy and Cigarette, the approval of the issuance of shares of Alchemy and cancellation of the specified Cigarette shares pursuant to the Merger Agreement in connection with the Merger, and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will merge with and into Cigarette, with Cigarette continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Alchemy.

      If all such conditions to the Merger are satisfied or waived, the Merger will become effective upon the later of (a) the date and time of the filing of a Certificate of Merger with the Secretary of State of the State of Florida or (b) such later date and time as is agreed in writing by the Merger Sub, Cigarette and Alchemy.

Conversion of Securities

      Upon consummation of the Merger, each issued and outstanding share of the capital stock of the Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of Cigarette. All shares of Cigarette Common Stock that are owned by Cigarette as treasury stock or by any Subsidiary of Cigarette and any shares of Cigarette Common Stock owned by Alchemy, Merger Sub or any other wholly-owned Subsidiary (as defined in Section of the Merger Agreement) of Alchemy shall be canceled and retired and shall cease to exist and no stock of Alchemy or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.001 par value per share, of Alchemy ("Alchemy Common Stock") owned by Cigarette shall remain unaffected by the Merger.

      Subject to terms of the Merger Agreement, each issued and outstanding share of Cigarette Common Stock (other than shares to be canceled in accordance with Section of the Merger Agreement) shall be converted into the right to receive one (1) (the "Conversion Number") fully paid and nonassessable share of Alchemy Common Stock. All such shares of Cigarette Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Alchemy Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with the terms of the Merger Agreement, without interest.

      If, between the date of the Merger Agreement and the effective date, the outstanding shares of Alchemy Common Stock or Cigarette Common Stock shall have changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Conversion Number shall be correspondingly adjusted; provided, however, that any such changes shall be subject to the terms of the Merger Agreement.

Representations and Warranties of Merger Sub, Cigarette and Alchemy

      The Merger Agreement contains statements that various representations and warranties contained therein are true and correct, except (i) as disclosed or incorporated by reference in filings with the Securities and Exchange Commission by Alchemy or the Merger Sub, as the case may be, made prior to the date of the Merger Agreement and (ii) where the failure of such a representation or warranty to be true and correct would not have a Material Adverse Effect (as defined below) on either Alchemy or Cigarette, taken as a whole, as the case may be, with respect to items (a), (d) to (o), and (q) listed below. In particular, the Merger Sub, Cigarette and Alchemy provided representations and warranties relating to, among other things, (a) the due organization, valid existence and good standing of each of the Merger sub, Cigarette and Alchemy; (b) the capital structure of each of the Merger Sub, Cigarette and Alchemy; (c) each party's authorization to execute and deliver the Merger Agreement and that the Merger Agreement constitutes a valid and binding obligation of each party enforceable in accordance with its terms, and each party's authority to consummate the transactions contemplated by the Merger Agreement; (d) the absence of conflicts under charters or bylaws, required consents or approvals (other than (i) the filing of a pre-merger notification under the HSR; (ii) the filing by Alchemy of the Registration Statement; (iii) the filing of the required merger documents with the Secretary of State of the State of Florida; (iv) the filing of proxy statement with the Commission by Alchemy and Cigarette; and (v) any other consents that are not reasonably likely to have a Material Adverse Effect on the ability to consummate the transactions contemplated by the Merger, and violations of any instruments or law; (e) the accuracy and completeness in all material respects of documents and financial statements filed by each of Cigarette and Alchemy with the Commission; (f) the absence of undisclosed liabilities; (g) the absence of certain material adverse changes or events; (h) the accurate preparation and timely filing of all returns and payment of taxes owed and the absence of any material liability for unpaid taxes that have not been accrued or reserved for by the respective parties; (i) title to properties;
(j) title to intellectual property; (k) the absence of a breach or the cancellation of material agreements, contracts and commitments; (l) the absence of litigation; (m) compliance with environmental regulations, the absence of conduct of activities involving hazardous materials and absence of any actions against either party regarding environmental matters or hazardous materials; (n) certain employment tax, labor and employee benefit matters; (o) compliance with laws;
(p) the absence of circumstances adversely affecting the availability of pooling of interests accounting; (q) the absence of material interested party transactions; and (r) the accuracy of information supplied by each of the Merger Sub, Cigarette and Alchemy in connection with the Registration Statement and the Joint Proxy Statement/Prospectus. In addition, the Merger Agreement contains a representation and warranty by Alchemy as to (s) the interim operations of the Merger Sub, and representations and warranties by Cigarette as to (t) the absence of payments resulting from the Merger and (u) actions taken regarding restrictions applicable to business combinations under the FGCA.

      For purposes of the Merger Agreement, a Material Adverse Effect means any change, event or effect that is materially adverse to the business, operations or results of operations of Alchemy or Cigarette, as the case may be, and such party's subsidiaries taken as a whole; provided, however that any of the following are not deemed to constitute a Material Adverse Effect: (i) adverse changes in or effect on the financial condition, revenues or gross margins of the party (or the direct consequences thereof) to the extent attributable to a delay of, reduction in or cancellation or change in the terms of product licenses by the party's customers, to the extent attributable to a slowdown in a party's sales organization; to the extent attributable to the loss of any key officer or employee of a party to the extent attributable directly and primarily to the transactions contemplated by the Merger Agreement; (ii) adverse changes in the market prices for the party's common stock between the date of the Merger Agreement and the Closing Date; and (iii) the outcome of certain litigation pending against Cigarette and disclosed to Alchemy.

Timely filing of all returns and payment of taxes owed and the absence of any material liability for unpaid taxes that have not been accrued or reserved for by the respective parties; (i) title to properties; (j) title to intellectual property; (k) the absence of a breach or the cancellation of material agreements, contracts and commitments; (l) the absence of litigation; (m) compliance with environmental regulations, the absence of conduct of activities involving hazardous materials and absence of any actions against either party regarding environmental matters or hazardous materials; (n) certain employment tax, labor and employee benefit matters; (o) compliance with laws; (p) the absence of circumstances adversely affecting the availability of pooling of interests accounting; (q) the absence of material interested party transactions; and (r) the accuracy of information supplied by each of Alchemy and Cigarette in connection with the registration Statement and this Joint Proxy Statement/Prospectus. In addition, the Merger Agreement contains a representation and warranty by Alchemy as to (s) the interim operations of Merger Sub, and representations and warranties by Cigarette as to (t) the absence of payments resulting from the Merger, and (u) actions taken regarding restrictions applicable to "business combinations" under the FGCA.

      For purposes of the Merger Agreement, a Material Adverse Effect means any change, event or effect that is materially adverse to the business, operations or results of operations of Cigarette or Alchemy, as the case may be, and such party's subsidiaries taken as a whole; provided, however that any of the following are not deemed to constitute a Material Adverse Effect; (i) adverse changes in or effect on the financial condition, revenues or gross margins of the party (or the direct consequences thereof) to the extent attributable to a delay of, reduction in or cancellation or change in the terms of product licenses by the party's customers to the extent attributable to a slowdown in a party's sales organization; to the extent attributable to the loss of any key officer or employee of a party to the extent attributable directly and primarily to the transactions contemplated by the Merger Agreement; (ii) adverse changes in the market prices for the party's common stock between the date of the Merger Agreement and the Closing Date; or
(iii) the failure of the party's quarterly results of operations for any quarter ending during the period starting on the date of the Merger Agreement and ending at the Closing Date.

Certain Covenants and Agreements

      Pursuant to the Merger Agreement, Cigarette has agreed that during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, except as otherwise consented to in writing by Alchemy or as contemplated by the Merger Agreement, Cigarette and its subsidiaries have agreed to; (a) carry on Cigarette's business in the ordinary course in substantially the same manner as previously conducted, including the use of reasonable efforts consistent with past practices and policies of Cigarette to (i) preserve intact its present business organization,
(ii) keep available the services of its present officers and key employees and
(iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; (b) not accelerate, amend or change the period of exerciseability of Cigarette's Warrants, except as required pursuant to the plan or any related agreement; (c) not transfer or license or otherwise extend, amend or modify any rights to its intellectual property, other than in the ordinary course of business consistent with past practice; (d) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, not effect certain other changes in its capitalization, and not purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except under certain circumstances; (e) not issue, or authorize or propose the issuance of, any shares of its capital stock or securities convertible into shares of its capital stocks, or any subscriptions, rights, warrants, or options to acquire, or other agreements obligating it to issue any such shares or other convertible securities, subject to certain exceptions; (f) not agree to engage or engage in material acquisitions (g) not sell, lease, license or otherwise dispose of material properties or assets, except in the ordinary course of business; (h) not increase the compensation or severance payable to its officers or employees (except for increases in accordance with agreements entered into prior to the Merger Agreement and increases consistent with past practices), enter into any collective bargaining agreement or establish, adopt, enter into or amend in any material respect any plan for the benefit of its directors, officers or employees, subject to certain exceptions; (i) not amend its Certificates of Incorporation or Bylaws, except as contemplated by the Merger Agreement; and (j) not take any action that would or is reasonably likely to result in any of its representations and warranties becoming untrue. In addition Cigarette has agreed to confer on a regular basis with Alchemy on material operational matters.

      Pursuant to the Merger Agreement, Alchemy has agreed that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, except as otherwise consented to in writing by Cigarette or as contemplated by the

Merger Agreement, Alchemy will not, without the prior written consent of Cigarette; (as) declare or pay any dividends on or make any other distributions in respect of any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than stock splits of Alchemy Common Stock or stock dividends payable in shares of Alchemy Common Stock), or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants under certain circumstances; (b) issue, deliver or sell or authorize or purpose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or to her convertible securities, subject to certain exceptions; (c) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by the Merger Agreement; (d) acquire or agree to acquire by merger or consolidation with, or by purchase of a substantial equity interest in or substantial portion of the assets of any business or any corporation, partnership or other business organization or division, for consideration having a fair market value (at the time of the public announcement of such acquisition or agreement) in excess of $100,000,000; (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Alchemy and its subsidiaries, taken as a whole, except for transactions entered into in the ordinary course of business; and (f) not take any action that would be reasonably likely to result in any of its representations and warranties becoming untrue. In addition, Alchemy has agreed to confer on a regular basis with Cigarette on material operational matters.

No Solicitation

      The Merger Agreement provides that Cigarette will not, directly or indirectly, through any officer, director, employee, representative or agent (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal offer for a merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, pursuant to a tender offer) or similar transactions or series of transactions involving Cigarette, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, provide any non-public information to any person or entity relating to, any Acquisitions Proposal; provided, however, that nothing contained in the Merger Agreement shall prevent Cigarette or the Alchemy Board from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by Cigarette after the execution of the Merger Agreement from a person or entity whose initial contact with Cigarette may have been solicited by Cigarette prior to the execution of the Merger Agreement) or recommending such as unsolicited bona fide written Acquisition Proposal to the stockholders of Cigarette, if and only to the extent that (1) the Cigarette Board believes in good faith (after consultation with and based upon the advice of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Cigarette's stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and the Cigarette Board determines in good faith after consultation with and based upon the advice of outside legal counsel that such action is necessary for Cigarette to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Cigarette Board receives from such persons or entity an executed confidentiality agreement; or (b) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

      Upon compliance with the foregoing, following receipt of a Superior Proposal, Cigarette shall be entitled to (i) withdraw, modify or refrain from making its recommendation in favor of the Merger Agreement and the Merger and approve and recommend to the stockholders of Cigarette a Superior Proposal and
(ii) enter into an agreement with such third party concerning a Superior Proposal provided that Cigarette shall concurrently make payment in full to Alchemy of certain termination fees, if any. See"-Termination Fees."

      Cigarette is required to notify Alchemy (orally and in writing) within 24 hours after receiving any Acquisition Proposal, learning of a third party's intent to make an Acquisition Proposal, or receiving any request for non-public information or access to its properties, books or records in connection with an Acquisition Proposal.

Indemnification and Insurance

      The Merger Agreement provides that Cigarette shall and, from and after the Effective Time, Alchemy and the Surviving Corporation shall, indemnify, defend and hold harmless each person who was an officer, director or employee of Cigarette or any of its subsidiaries as of the date of the Merger Agreement or has been at any time prior to the date thereof (or who becomes a director, officer or employee of Cigarette or any of its subsidiaries prior to the Effective Time) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or a director, officer or employee of Cigarette or any Cigarette subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent that a corporation is permitted under the FGCA to indemnify its own directors, officers or employees, as the case may be.

      After the Effective Time, Alchemy and the Surviving Corporation will fulfill, assume and honor in all respects the obligations of Cigarette pursuant to Cigarette's Certificate of Incorporation, as amended, and any indemnification agreements existing and in force as of the date of the Merger Agreement with Cigarette's directors and officers.

      Alchemy and the Surviving Corporation shall, until the             th
anniversary of the Effective Time or such earlier date as may be mutually agreed upon by the interested parties, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance, if any, maintained by Cigarette and its subsidiaries as of the date of the Merger Agreement (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time. In lieu of the purchase of such insurance by Alchemy or the Surviving
Corporation, Cigarette may purchase a            -year extended reporting period
endorsement under its existing directors' and officers' liability insurance coverage, if any. In no event shall Alchemy or the Surviving Corporation be
obligated to expend any amount per year in excess of             % of the
aggregate premiums paid by Cigarette and its subsidiaries in the fiscal year
ending                                       for director' and officers'
liability insurance in order to maintain or procure such insurance coverage.

Conditions

      The respective obligations of Alchemy, Merger Sub and Cigarette to effect the Merger are subject to the following conditions: (a) the Merger Agreement shall have been approved and adopted by the stockholders Cigarette and the issuance of Alchemy Common Stock in connection with the Merger shall have been approved by the Alchemy stockholders; (b) if applicable, the waiting period to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Antitrust Division of FTC challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated; (c) all authorizations, consents, orders or approvals of any shall not have been withdrawn or terminated; (c) all authorizations, consents, orders or approvals of any governmental entity required to consummate the Merger shall have been obtained and be in effect, the absence of which would be reasonably likely to have a Material Adverse Effect on either Alchemy or Cigarette, as the case may be; (d) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of a stop order or proceedings seeking a stop order; (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Alchemy's conduct or operation of the business of Alchemy or Cigarette after the Merger shall have been issued and be in effect, nor shall there be any proceeding brought by any governmental entity seeking any of the foregoing be pending; (f) no action shall be taken, or any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger; (g) the receipt of letters, in form and substance reasonably acceptable to Cigarette and Alchemy, from the independent accountants of Alchemy and Cigarette, respectively, dated the closing date stating that the independent accountants concur with the conclusions of management of the companies that the Merger will qualify as a pooling of interest transaction under Accounting Principles Board Opinion No. 16 and applicable regulations of the Commission, if the Merger is consummated in accordance with the Merger Agreement; (h) the Alchemy Common Stock to be issued in the Merger, or reserved for future issuance, shall have been approved for quotation on the OTC Bulletin Board; (i) receipt by Alchemy of a written opinion from Beckman, Millman & Sanders, L.L.P. and receipt by Cigarette of an opinion of Beckman, Millman & Sanders, L.L.P. both to the effect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code; (j) the accuracy in all material respects of the representations and warranties of the other party set forth in the Merger Agreement, except for changes contemplated by the Merger Agreement or where the failure to be true and correct would not be reasonably likely to have a material Adverse Effect on Alchemy or Cigarette, as the case may be; (k) the performance by the other party in all material respects of all obligations required to be performed by such party under the Merger Agreement; and (l) no Material Adverse Effect with respect to the other party shall have occurred since the date of the Merger Agreement.

Termination

      The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Alchemy or the stockholders of Cigarette:

            (a) by mutual written consent of Alchemy and Cigarette; or

            (b) by either Alchemy or Cigarette if the Merger shall not have been
consummated by       , 1998, provided that if the Merger shall not have been
consummated due to the waiting period (or any extension thereof) under the HSR Act, if applicable, not having expired or been terminated, or due to an action having been instituted by the Anti-trust Division or the FTC challenging or seeking to enjoin the consummation of the Merger, then such date shall be
extended to       , 1998, and provided further that the right to terminate the
Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

            (c) by either Alchemy or Cigarette if a court of competent jurisdiction or other Governmental Entity (as defined in the Merger Agreement) shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect or permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its
obligations under Section     (Legal Conditions to the Merger) or Section
(Additional Agreements; Reasonable Efforts) of the Merger Agreement; or

            (d) by either Alchemy or Cigarette if the required approvals of the stockholders of Alchemy or stockholders of Cigarette contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of such stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate the Merger Agreement under this provision is not available to any party where the failure to obtain approval of such party's stockholders or stockholders shall have been caused by the action or failure to act of such party in breach of the Merger Agreement); or

            (e) by Alchemy, if (i) the Cigarette Board shall have withdrawn or modified its recommendation of the Merger Agreement in a manner adverse to Alchemy or shall have publicly announced its intention to do any of the foregoing; (ii) an Alternative Transaction (as defined below) shall have taken place (including execution of an agreement to engage in the same) or the Cigarette Board shall have recommended to the stockholders of Cigarette an Alternative Transaction; (iii) a tender offer or exchange offer for 20% or mor of the outstanding shares of Cigarette Common Stock is commenced (other than by Alchemy or an Affiliate of Alchemy) and the Cigarette Board has not recommended that the stockholders of Cigarette not tender their shares in such tender or exchange offer within the time period prescribed by Rule 14e-2 promulgated under the Exchange Act; or

            (f) by Alchemy or Cigarette, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Merger Agreement, which breach causes the conditions set forth
in Sections       (a) or       (b) of the Merger Agreement (in the case of
termination by Alchemy) or       (a) or       (b) (in the case of termination by
Cigarette) not to be satisfied as of the time of such breach, provided that if such breach by such party is curable by such party through the exercise of its reasonable efforts and for so long as such party continues to exercise such reasonable efforts, the other party may not terminate the Merger Agreement under this provision; or

            (g) by Cigarette, in the event of (i) a merger or consolidation to which Alchemy is a party, if the stockholders of Alchemy immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, (ii) the acquisition or direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of Alchemy representing more than 50% of the total combined voting power of Alchemy's then issued and outstanding voting securities by any person, entity or group, as shown on a
Schedule 13D filed with the SEC pursuant to the Exchange Act; or (iii) the sale of all or substantially all of the assets of Alchemy to any person or entity that is not a Subsidiary of Alchemy.

      In the event of any termination of the Merger Agreement pursuant to clause
(a) above, there will be no liability or obligation on the part of any party to the Merger Agreement or its officers, directors, stockholders or affiliates,
except as set forth in Section       of the Merger Agreement (Fees and
Expenses), provided that the provisions of Sections       (Brokers and finders),
      and Article       (Miscellaneous) of the Merger Agreement and the
Non-Disclosure Agreement shall
remain in full force and effect and survive any such termination. In the event
of any termination of the Merger Agreement pursuant to Sections       to      ,
the Merger Agreement shall be of no further force and effect, except that
Sections       (Effect of Termination) and       and Article       of the
Merger Agreement and the Non-Disclosure Agreement shall remain in full force and effect and survive any termination of the Merger Agreement and nothing in the Merger Agreement shall relieve any party from liability for any breach of the Merger Agreement.

      Except as described below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, provided that Alchemy and Cigarette shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing filing of this Joint Proxy Statement/ Prospectus (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

Termination Fees and Expenses

      Section       of the Merger Agreement provides for Cigarette to pay to
Alchemy a cash termination of fee of $         upon the earliest to occur of the
following events:

            (i) the termination of the Merger Agreement by Alchemy pursuant to Section of the Merger Agreement; or

            (ii) the termination of the Merger Agreement by Alchemy pursuant to
Section      of the Merger Agreement as a result of the failure to receive the requisite vote for approval of the Merger Agreement and the Merger by the stockholders of Cigarette at the Special Meeting if, at the time of such failure,

                  (A) there shall have been announced or commenced an Alternative Transaction (as defined in the Merger Agreement) or Cigarette shall have executed an agreement to engage in the same and the Cigarette Board has recommended against such Alternative Transaction, the Cigarette Board shall have withdrawn such recommendation against such Alternative Transaction or modified such recommendation in a manner adverse to Alchemy, or

                  (B) there shall have been announced an Alternative Transaction (including, but not limited to, the definition contained in the Merger Agreement and Cigarette shall have engaged in any merger, consolidation, share exchange, business combination, or similar transaction with, or shall have sold, leased, exchanged, or otherwise transferred Material Assets (as defined in
Section      ) to the Third Party or any affiliate thereof proposing such
Alternative Transaction (or entered into an agreement with such Third Party or any affiliate thereof to engage in the same) within six months after the date of the Cigarette Special Meeting or the

Cigarette Board shall have recommended an Alternative Transaction( as defined in
clause (i) of Section       with the Third Party proposing such Alternative
Transaction or any affiliate thereof within six months after the date of the Cigarette Special Meeting.

      As used in the Merger Agreement, "Alternative Transaction" means either
(i) a transaction pursuant to which any person (or group of persons) other than Alchemy or its affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of Cigarette Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Cigarette pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of Cigarette or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Cigarette, and the entity surviving any merger or business combination including any of them) of Cigarette having a fair market value (as determined by the Cigarette Board in good faith) equal to more than 20% of the fair market value of all the assets of Cigarette immediately prior to such transaction ("Material Asserts"), or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Notwithstanding the foregoing, in no event is Cigarette required to pay any termination fees to Alchemy if, immediately prior to the termination of the Merger Agreement, Alchemy was in breach of any of its material obligations under the Merger Agreement. Payment of the fees described above shall not be in lieu of damages incurred in the event of breach of the Merger Agreement.

      Pursuant to the Merger Agreement, Alchemy also agreed to pay Cigarette a
cash termination fee of $              upon the earlier to occur of (i) the
termination of the Merger Agreement by Cigarette pursuant to Section       or
(ii) the termination of the Merger Agreement by Cigarette pursuant to Section following the failure of Alchemy to receive the required approval of its stockholders at the Alchemy Special Meeting. The termination fee, if applicable, will be paid within one business day after the occurrence of the event resulting in Alchemy's obligation to pay the fee, but Alchemy will not be required to pay the termination fee if, immediately prior to the termination of the Merger Agreement, Cigarette was in breach of any of its material obligations under the Merger Agreement.

Amendment and Waiver

      The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Cigarette and Alchemy, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

      At any time prior to the Effective time, either Alchemy or Cigarette, by action taken or authorized by their respective Board of Directors, as the case may be, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or delivered pursuant to the Merger Agreement, and (iii) waive compliance by the other party with any condition or agreement contained in the Merger Agreement.

                                    BUSINESS

                                  The Companies

Alchemy Holdings, Inc.

General Development of Business

      Alchemy Holdings, Inc., formally known as Hawk Marine Power, Inc., (the "Company") is engaged in the design, production and sale of high performance marine engines for installation in high speed recreational powerboats and offshore racing boats. The Company manufactures its own line of five high output, all gasoline V-8 engines for high speed recreational powerboats and racing, as well as customized engines which are produced solely for racing boats. The Company's engines are hand built from component parts and are sold primarily to premium boat manufacturers. The Company's high performance engine has established a distinctive reputation among power boat enthusiasts for performance, speed and endurance. The Company's engine has received critical acclaim in boating and other publications. The Company regularly exhibits the Company's engine at various international boat shows.

      The Company was incorporated as Swift development, Inc. under the laws of the State of Utah on October 25, 1983, at which time it sold an aggregate of 750,000 shares in common stock to three individuals for total consideration of $15,000. In March 1984, the Company consummated an initial offering of shares of common stock which resulted in the sale of 752,850 shares of common stock from which the Company received net proceeds of approximately $65,000. In August 1984, the Company's original shareholders contributed an aggregate of 280,112 shares of common stock of the Company.

      On August 6, 1987, the Company acquired all of the outstanding common stock of the Company. In connection with the acquisition, the Company changed its name from Swift Development, Inc. to Hawk Marine Power, Inc. The Company was merged into its wholly owned subsidiary, Hawk Marine Power, Inc. effective September 30, 1990. The effect of the transaction was to reincorporate the Company in the state of Florida.

      On December 11, 1989 and January 17, 1990, the Company completed the public offering of an aggregate of 197,940 Units of its securities consisting of 593,820 shares of common stock and 197,940 warrants. The Company received net proceeds of approximately $969,5000 from the public offering.

      On May 12, 1997, the Company changed its name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc.

Products

      The Company designs, manufacturers and sells high output gasoline V-8 engines and also performs custom work on engines produced by other manufacturers. The Company's engine was initially produced in 1979 for use in the offshore speed boat racing circuit which was attaining initial popularity. It was produced to accommodate participants in the offshore racing circuit who required a high performance engine. In 1981, Company powered speedboats attained international prominence by winning the U.S. Championship and the World Championship of speed boat racing in conjunction with Cigarette Racing Team.

      The success of the Company's engine in international competition generated more widespread interest among speedboat as well as other racing enthusiasts. Despite its reputation, the Company has never been able to attain consistent profitable operations or capitalize on a commercial basis from critical recognition received by the Company's engines. The Company intends to continue to focus its operations to serve the upper segment of the powerboat market.

      Following is a more detailed description of the Company's engines offered directly and through its authorized dealer network:

      HAWK 525:   An 8-cylinder, four-stroke, 496 cubic inch engine which
                  produces approximately 525 horsepower and is liquid-cooled.

      HAWK 750:   An 8-cylinder, four-stroke, 588 cubic inch engine which
                  produces approximately 750 horsepower and is liquid-cooled.

      HAWK 800:   An 8-cylinder, four-stroke, 589 cubic inch engine which
                  produces approximately 800 horsepower and is liquid-cooled.

      HAWK 900:   An 8-cylinder, supercharged four-stroke, 572 cubic inch engine which produces approximately 900 horsepower and is liquid-cooled.

      HAWK 1000:  An 8-cylinder, four-stroke, 698 cubic inch engine which produces approximately 1000 horsepower and is liquid-cooled.

      The Company's engines described above may be used for recreational or offshore racing boats, although the Company manufacturers custom engines utilized solely for racing. The Company's engines, which usually sell in sets of two or three, range in price from $23,000 to

$69,000 per engine.

      The Company's engines, to management's best knowledge, have been produced for the longest continuous period of any high performance marine engine. Apart from success in various offshore racing events, the Company's engines have received critical recognition in various boating publications including BOATING MAGAZINE, MOTOR BOATING AND SAILING and POWERBOAT MAGAZINE, as well as in various consumer publications not specifically published for the benefit of speedboat enthusiasts.

Manufacturing Operations

      The Company's engines are manufactured at the Company's production facility in Aventura, Florida. The engines are hand built from component parts and in certain instances, are custom designed for individual customers. The Company believes the recognition for its high performance engines is attributable to the accumulated experience, knowledge and know-how related to the innovation, design, balancing, assembly and testing of the engine.

      The manufacture of the Company's engines consist of three stages: (i) hand tooling and modification of component parts; (ii) assembly of the engine; and
(iii) testing of the engine. The Company orders most of the components used in the Company's engine directly from manufacturers, distributors and speciality automobile parts suppliers. With the exception of General Motors, which manufactures the engine blocks used in most of the Company's engines, the Company does not regard any single supplier a essential to its operations. Most of the components the Company utilizes are available from multiple sources at competitive prices.

      Following assembly of the Company's engines, a rigorous tuning and testing program is utilized. The testing is performed both manually and through use of advanced computer technology. At present time, the normal production period and the manufacture of the Company's engines is five to ten working days. The Company has present production capacity of approximately sixteen (16) engines per month. The Company believes its extensive know-how and experience at all stages of production has enabled it to establish a position of leadership.

      The Company warrants its engines for up to one year against defects in materials and workmanship, and to date has not experienced more than a limited number of warranty claims.

      At September 30, 1996, the Company accrued approximately $10,000 for anticipated future warranty costs.

Marketing and Sales

      The Company concentrates its sales of its engines in the high performance recreational speedboat and racing market. Management believes the high-performance segment of the market represents no more than 5% of the entire recreational market, of which the Company is one of the largest and best known manufacturers. The Company sells its engines directly to premium boat manufacturers including Apache Performance Boats, Pantera U.S.A., and Jaguar Marine.

      For the years ended September 30, 1996 and 1995, sales of the Company's engines to Cigarette amounted to approximately 24% and 33%, respectively, of total sales.

      The Company regularly exhibits its engines at various international boat shows and receives extensive publicity in editorial articles appearing in various boating publications as well as consumer and upscale lifestyle magazines.

Cigarette Racing Team, Inc.

      Cigarette Racing Team, Inc. ("Cigarette") was incorporated under the laws of the state of Florida on May 26, 1994. Cigarette is one of the world's preeminent producers of high performance power boats. Cigarette has earned a reputation for being an engineering and technological leader in the design and manufacture of its class of powerboats. Cigarette designs, manufacturers and sells its offshore recreational and racing boats and related accessories under the Cigarette brand name. Cigarette's principal product line consists of six boat models in six sizes, from 20 to 46 feet in length, at current prices ranging rom $55,000 to $875,000.

      Cigarette boats are manufactured by a core group of highly skilled laborers. Construction of a boat generally takes from 8 to 16 weeks on a one shift per day basis, with overtime. Currently, Cigarette has the capacity to manufacture approximately 130 boats per year (depending on the models), utilizing one shift per day, 5 1/2 days per week. Cigarette boats are made completely by hand and are constructed using the finest tri-axial and bi-axial fiberglass and resins laid up by hand. A variety of materials are used to form the composite structure. The boats are made in molds designed and constructed by Cigarette's own engineering department. This technique, known as "composite construction" allows Cigarette to create a significantly stronger and more resilient structure. The decks are bonded to the hulls using the same axial materials with which the boats are built.

      There is currently no public market for the securities of Cigarette.

            ALCHEMY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      For the year ended September 30, 1997, the Company reported a net loss of $65,249. This compared to a net loss of $252,041 for the 1996 fiscal year.

      The decrease in loss from operations resulted primarily from decreased administrative costs. Sales of $1,059,498 during the current fiscal year increased by $56,052 or 5.6% over $1,003,446 for the prior year.

      Gross profit for 1997 was $157,773 or 15% compared to $157,488 or 16% in 1996.

      Selling, general and administrative expenses for 1997 were $223,022, a decrease of $186,685 or 46% from $409,707 in 1996. Selling, general and administrative expenses represented 21% of sales in 1997 and 41% in 1996. The decrease in expenses from the prior year was primarily due to new management.

Liquidity and Capital Resources

      The Company had cash on hand in the amount of $44,753 at September 30, 1997 compared to $85,737 at September 30, 1996. At September 30, 1997 there was a working capital deficit of $51,588 compared to working capital of $11,605 at September 30, 1996. The working capital decrease was related principally to the decrease in inventory.

      The Company does not anticipate any significant capital expenditures during the 1998 fiscal year. However, the Company was obligated to retire at November 1, 1991, $405,000 principal amount of its 11% secured promissory notes issued to a group of private investors in October 1988. On April 16, 1992, the Company agreed to enter into settlement agreements with the note holders pursuant to which the participants who accepted the terms of the settlement agreement would receive a cash payment equal to 86% of their entire investment. To date, the holders of 10 units in the private placement (representing $337,500 of notes) have accepted the Company's settlement offer. In order to finance the settlement agreement, the Company borrowed $200,000 from three private investors.

      The Company made the first payment to the note holders in April 1992. However, due to insufficient cash flow, the Company was unable to make the August 15 installment pursuant to the settlement agreements. On October 8, 1992, the Company made a partial payment of $9,026 to certain note holders who had initiated litigation. In September, 1994, the Company made another partial payment of $5,000 to the note holders, leaving a balance of $53,673 pursuant to the settlement. The Company, subsequent to year end, has reached an agreement with said note holders for retirement of such promissory notes for the sum of $50,000. Consummation of the debt retirement is expected to take place in the Company's second fiscal quarter of 1998 through the arrangement of interim financing.

           CIGARETTE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      Sales for fiscal year 1997 were $2,158,406. This was a 123% decrease from Cigarette's sales in fiscal year 1996 which were $5,010,125.

      The Company's gross profit margin decreased substantially to a deficit of $ (1,245,238) from a surplus of $448,411 in fiscal 1996. Such a reduction was a reflection of a decrease in the net cash provided by financing activities in addition to an increase in the cash paid during fiscal 1997 for interest.

      As a result of the above, Cigarette's net income per share decreased to $(0.88) in fiscal 1997 from $(0.78) per share in fiscal 1996.

                                LEGAL PROCEEDINGS

      Cigarette is the defendant in a lawsuit filed by Paramount Pictures (the "Lawsuit"). The Lawsuit was filed in the Federal District Court in Miami, Florida. The Lawsuit primarily involves the disputed ownership of the intellectual property rights associated with the terms "Top Gun". The parties to the Lawsuit are presently in the process of negotiating a settlement.

      In January 1992, the Company was named as a defendant in a lawsuit by certain note holders of the company who had participated in the Company's private financing undertaken in September 1988. In Petrocelli Electric Company, Inc., et al v. Hawk Marine Power, Inc. (Case No. 92-00240), a suit filed in the 11th Judicial Circuit for Dade County, Florida, the plaintiff's requested repayment of such promissory notes together with interest and attorneys' fees.

      On April 16, 1992, the Company entered into settlement agreements with the plaintiff's along with substantially all of the other note holders pursuant to which each of the participants who accepted the terms of the settlement agreement would receive a cash payment equal to 86% of their entire investment. Pending consummation of such settlement, further pleadings in such lawsuit have been held in abeyance. The payment would represent full satisfaction of amounts payable under their notes. In consideration for repayment of the notes, those participants accepting the terms of the settlement agreement agreed to assign their shares of common stock received pursuant to the private placement to Mr. Craig Barrie. An amount equal to 68% of the original investment was paid at the time each settlement agreement was executed. The remaining 18% was due August 15, 1992. Due to insufficient cash flow, the Company was unable to make the August 15 installment pursuant to the settlement dated April 16, 1992. On October 8, 1992, the Company made a partial payment of $9,026 to the plaintiff's leaving a balance of $58,673 pursuant to the settlement, which is technically in default.

      The note holders retain a security interest in various collateral of the Company until the amounts due under the promissory notes and settlement agreements are paid. The Company made a payment of $5,000 toward the settlement in September, 1994 and is continuing negotiations with the note holders.

                               ALCHEMY MANAGEMENT

      The following table sets forth certain information concerning directors and executive officers of Alchemy as of the date hereof. Officers and Directors are elected on an annual basis.

      The present term for each Director will expire at the next annual meeting of shareholders or at such time as his successors is duly elected. Executive officers are elected annually and except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                     NAME            POSITIONS(S)                AGE
                     ----            ------------                ---

                    Craig Barrie     President/Director           48

                    Berton Lorow     Vice President/Director      42

                    Adam Schild      Secretary/Director           28

CRAIG BARRIE - PRESIDENT/DIRECTOR

      Mr. Barrie has been a Director since August 1987 and President since November 1990. Mr. Barrie founded Alchemy Holdings, Inc. (a Florida corporation) F/K/A Hawk Marine Power, Inc. in February 1986 and has served as its Chairman of the Board. Mr. Barrie was elected to the position of President of Cigarette Racing Team, Inc., Miami, Florida during 1992. From 1985 to 1992, Mr. Barrie was the Director of Sales of Cigarette. Between 1968 and 1985, Mr. Barrie was employed by Faberge, Inc., a manufacturer and distributor of cosmetics and other beauty products. He served in various executive capacities, including executive vice president - advertising, and was a member of the Board of Directors of that company. Mr. Barrie currently races powerboats for Cigarette which are powered by Hawk engines.

BERTON LOROW - VICE PRESIDENT/DIRECTOR

      Mr. Lorow has been employed by Alchemy or its predecessors since January 1984 in various technical capacities. He has been employed in the marine industry since 1982, acquiring experience in boat building, rigging and engine assembly. In may 1989, Mr. Lorow was elected Vice President of Alchemy, and in November 1990 was elected a Director of Alchemy.

ADAM SCHILD - SECRETARY/DIRECTOR

      Mr. Schild is Secretary and a Director of Alchemy and has held said positions since 1997.

From 1994 to 1997 Mr. Schild was a senior partner of a management consulting firm specializing in crisis management and mergers and acquisitions. From 1987 to 1994 Mr. Schild was employed by a corporate communications company specializing in Fortune 500 companies. Mr. Schild began his tenure in the finance department and was promoted to Director of Finance.

      Mr. Lorow is a full time employee of Alchemy. Mr. Barrie devotes approximately 20 hours a week to Alchemy's operations. Mr. Schild devotes approximately 10 hours a week to the Alchemy's operations. It is not anticipated any Directors will receive an annual fee or other compensation for their duties. Directors will be reimbursed for reasonable expenses incurred in connection with their attendance at meetings.

                             EXECUTIVE COMPENSATION

      Total cash compensation paid to all executive officers as a group for services provided to Alchemy and its subsidiaries in all capacities during the fiscal year ended September 30, 1997 aggregated $81,385. Set forth below is a summary compensation table prepared in accordance with the applicable rules of the Securities and Exchange Commission.

                           Summary Compensation Table

        Annual Compensation                    Long Term Compensation

Name and                     Other    Resid.
Principal                    Annual   Stock                          All
Position    Year   Salary    Bonus    Compensa-            LTIP      Other
                                      tion        Awards   Options   Payouts
--------------------------------------------------------------------------------
Craig       1997   $26,000   none     none        none     none      none
Barrie

            1996    26,000   none     none        none     none      none

            1995    26,200   none     none        none     none      none

Berton      1997   $55,385   none     none        none     none      none
Lorow

            1996    33,385   none     none        none     none      none

            1995    58,520   none     none        none     none      none

Compensation Pursuant to Plans

      In addition to the compensation previously described, Alchemy will create a bonus pool equal to 15% of Alchemy's net income before taxes in excess of $250,000 up to a maximum yearly bonus pool of $300,000. Each of the Alchemy's executive officers and other key management personnel will be entitled to participate in the bonus pool. Participating in the bonus pool and the allocation of amounts thereunder will be determined at the sole discretion of the Alchemy's Board of Directors. No bonus has been paid or accrued under this plan to date.

                              CIGARETTE MANAGEMENT

      The following table sets forth certain information concerning directors and executive officers of Cigarette as of the date hereof. Officers and Directors are elected on an annual basis.

      The present term for each Director will expire at the next annual meeting of shareholders or at such time as his successor is duly elected. Executive officers are elected annually and except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                     NAME            POSITIONS(S)         AGE
                     ----            ------------         ---

                    Craig Barrie     President/Director    48

                    Adam Schild      Secretary/Director    28

CRAIG BARRIE - PRESIDENT/DIRECTOR

      Mr. Barrie has been a Director and President since its inception. Since 1985, Mr. Barrie has been President of Alchemy, f/k/a Hawk Marine Power, Inc. From 1985 to 1992, Mr. Barrie also served as Vice President of Sales and Marketing for Cigarette. From 1971 to 1984, Mr. Barrie was an Executive Vice President of Sales and Marketing for Faberge, Inc.

ADAM SCHILD - SECRETARY/DIRECTOR

      Mr. Schild serves as the Secretary and Director of Cigarette, offices he has held since 1997. From 1994 to 1997, Mr. Schild was a Senior Partner of a management consulting firm specializing in crises management and mergers and acquisitions. From 1987 to 1994, Mr. Schild was employed by a corporate communications company specializing in Fortune 500 companies. Mr. Schild began his tenure in the finance department and was promoted to Director of Finance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Cigarette had sales to Cigarette Racing Team, Inc. of $176,197, representing 17% of total sales for the year. Mr. Craig Barrie is Cigarette's President.

      In October 1988, in conjunction with the private placement of units of the Company's securities, an aggregate of $405,000 principal amount of its 11% secured promissory notes due November 1, 1991 and 575,000 shares of Common Stock of Cigarette were issued to the participants. In January 1992, certain of the aforementioned noteholders filed a lawsuit against Cigarette which requested repayment of such promissory notes together with interest and attorney's fees.

      On April 16, 1992, Cigarette agreed to enter into settlement agreements with these noteholders pursuant to which the participants who accepted the terms of settlement agreement would receive a cash payment from Cigarette and Mr. Craig Barrie (Cigarette's, President / Director and a principal shareholder of the Company) equal to 86% of their entire investment. Pending consummation of such settlement, further pleadings in such lawsuit have been held in abeyance. An amount equal to 68% of the original investment was paid at the item each settlement agreement was executed. The remaining 18% was due August 15, 1992. Due to insufficient cash flow, Cigarette was unable to make the August 15 installment pursuant to the settlement. Partial payments were made to the plaintiffs in October 1992 and September 1994 for $9,026 and $5,000, respectively, leaving a balance due of $53,673. The noteholders retain a security interest in various collateral of Cigarette until the amounts due under the promissory notes and settlement agreements are paid. Cigarette, subsequent to year end, has reached an agreement with said note holders for retirement of such promissory notes for the sum of $50,000.

      Consummation of the debt retirement is expected to take place in Cigarette's second fiscal quarter of 1998.

      As part of Hawk Marine Power, Inc.'s ("Hawk") product development and testing, and advertising and promotion programs, Cigarette has previously paid for certain parts and provided labor for the Hawk engines in Mr. Barrie's offshore racing boat. Commencing October 1, 1988, Mr. Barrie agreed to reimburse Cigarette for such expenses, and they have been repaid in full. Under the terms of Mr. Barrie's Employment Agreement, at such time as Hawk allocates funds to sponsor offshore powerboat racing, Hawk will provide certain parts and labor for Hawk engines for use by Mr. Barrie without reimbursement. Such expenses are not expected to exceed $50,000 in any fiscal year.

      Lastly, Alchemy's Board and Cigarette's Board are comprised of the same individuals. Therefore, any transaction between Cigarette and Alchemy must be scrutinized closely by any interested party.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth the number of shares Cigarette's common stock beneficially owned by each officer and director of Cigarette and each shareholder who holds more than 5% of the outstanding common stock of the Company. Unless specifically indicated otherwise, all such ownership interest are direct.

Title of Class   Name and Address of      Amount and          Percent of class
                 Beneficial Owner         Nature of
                                          Beneficial Owner

Common Stock     Craig Barrie (1)(2)                15,378                 .7%
                 3025 NE 188th St.
                 North Miami, Florida
                 33180

                 Berton Lorow (1)(3)                   153                  __
                 3025 NE 188th Street
                 North Miami, Florida
                 33180

                 Offshore Racing, Inc.           2,000,000                89.4
                 3025 NE 188th Street
                 North Miami, Florida
                 33180

                 Alcott Simpson & Co.              200,000                 8.9
                 Inc.
                 1 Lady Janes Way
                 Northport, N.Y.
                 11768

                 Gerald Jospehson
                 Cloister Drive
                 Box N732
                 Paradise Island,
                 Nassau, Bahamas                     2,883                  .1

(1) Does not include shares of Cigarette Common Stock issuable pursuant to Cigarette's Incentive Stock Option Plan.

(2) Mr. Barrie is President and a Director of Cigarette. Does not include options to purchase 938 shares of Cigarette's Common Stock.

(3) Does not include options to purchase 625 shares of Cigarette's Common
    Stock.

                        CIGARETTE RACING TEAM, INC. AND
                             ALCHEMY HOLDINGS, INC.

                         COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                                  (UNAUDITED)

             CIGARETTE RACING TEAM, INC. AND ALCHEMY HOLDINGS, INC.
                               DECEMBER 31, 1997
--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

Accountant's Report                                                           3

Combined Balance Sheet                                                       4-5

Combined Statement of Operations                                              6

Combined Statement of Cash Flows                                              7

                           [LETTERHEAD JERE J. LANE]

                        ACCOUNTANT'S COMPILATION REPORT

To the Boards of Directors and Stockholders of Cigarette Racing Team, Inc. and Alchemy Holdings, Inc.
Aventura, FL.


I have compiled the accompanying combined balance sheet of Cigarette Racing Team, Inc. and Alchemy Holdings, Inc. as of December 31, 1997, and the related combined statements of operations and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/s/ Jere J. Lane

March 20, 1998
Coral Springs, Florida

                CIGARETTE RACING TEAM, INC. AND ALCHEMY HOLDINGS, INC.
                                COMBINED BALANCE SHEET
                                   DECEMBER 31, 1997
                                      (UNAUDITED)


                                     ASSETS

                                         CIGARETTE       ALCHEMY         TOTAL
                                        ----------     ----------     ----------
CURRENT ASSETS:
  Cash                                  $   61,245     $   21,530     $   82,775
  Accounts Receivable                                      54,078         54,078
  Inventory                                807,387        165,994        973,381
  Prepaid Expenses                         123,760          1,943        125,703
                                        ----------     ----------     ----------
      TOTAL CURRENT ASSETS                 992,392        243,545      1,235,937
                                        ----------     ----------     ----------
PROPERTY AND EQUIPMENT                     365,353         20,489        385,842
                                        ----------     ----------     ----------
OTHER ASSETS:
  Costs in Excess of Fair
    Value of Net Assets of
    Business Acquired                    4,579,342                     4,579,342
  Trademark                                277,045                       277,045
  Deposits                                  10,000                        10,000
                                        ----------     ----------     ----------
      TOTAL OTHER ASSETS                 4,866,387                     4,866,387
                                        ----------     ----------     ----------
        TOTAL ASSETS                    $6,224,132     $  264,034     $6,488,166
                                        ==========     ==========     ==========

             CIGARETTE RACING TEAM, INC. AND ALCHEMY HOLDINGS, INC.
                        COMBINED BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1997
                                   (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                       CIGARETTE       ALCHEMY         TOTAL
                                      -----------    -----------    -----------
CURRENT LIABILITIES:
  Note Payable to Seller              $ 3,280,000    $              $ 3,280,000
  Loans Payable                           983,463        176,548      1,160,011
  Accounts Payable                      1,038,958         59,982      1,098,940
  Accrued Expenses                      2,618,993         25,498      2,644,491
  Customer Deposits                       247,985         51,725        299,710
  Stockholder Loans                       856,429                       856,429
                                      -----------    -----------    -----------
      TOTAL LIABILITIES                 9,025,828        313,753      9,339,581
                                      -----------    -----------    -----------
STOCKHOLDERS' EQUITY:
  Preferred Stock                       1,166,667                     1,166,667
  Common Stock                             36,010          2,237         38,247
  Additional Paid In Capital            2,733,990      1,606,998      4,340,988
  Accumulated Deficit                  (6,738,363)    (1,658,954)    (8,397,317)
                                      -----------    -----------    -----------
      TOTAL STOCKHOLDERS' EQUITY       (2,801,696)       (49,719)    (2,851,415)
                                      -----------    -----------    -----------
      TOTAL LIABILITIES AND
        STOCKHOLDER'S EQUITY          $ 6,224,132    $   264,034    $ 6,488,166
                                      ===========    ===========    ===========

             CIGARETTE RACING TEAM, INC. AND ALCHEMY HOLDINGS, INC.
                        COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                     CIGARETTE        ALCHEMY          TOTAL
                                    -----------     -----------     -----------
NET SALES                           $   953,890     $   206,402     $ 1,160,292

Cost of Sales                           786,839         200,332         987,171
                                    -----------     -----------     -----------

    GROSS MARGIN                        167,051           6,070         173,121

Selling, General and
  Administrative Expenses               491,626          27,219         518,845

Interest Expense                         96,476                          96,476
                                    -----------     -----------     -----------

    OPERATING LOSS                     (421,051)        (21,149)       (442,200)

Other Income                            400,000                         400,000
                                    -----------     -----------     -----------
    NET LOSS                        $   (21,051)    $   (21,149)    $   (42,200)
                                    ===========     ===========     ===========

             CIGARETTE RACING TEAM, INC. AND ALCHEMY HOLDINGS, INC.
                        COMBINED STATEMENT OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                     CIGARETTE       ALCHEMY         TOTAL
                                                    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                          $   (21,051)   $   (21,149)   $   (42,200)
  Adjustments to Reconcile Net Loss
  to Net Cash Used by Operating Activities:
    Depreciation and Amortization                       155,150            476        155,626
    (Increase) in Accounts Receivable                                     (147)          (147)
    (Increase) in Inventory                            (409,219)                     (409,219)
    (Increase) Decrease in Prepaid Expenses             (53,798)         1,920        (51,878)
    (Decrease) in Accounts Payable                     (239,946)        (3,658)      (243,604)
    (Decrease) in Accrued Expenses                     (171,372)        (5,040)      (176,412)
    Increase in Customer Deposits                        42,985                        42,985
                                                    -----------    -----------    -----------
        Net Cash Used by Operating Activities          (697,251)       (27,598)      (724,849)
                                                    -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                                   (9,041)                       (9,041)
                                                    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (Decrease) in Loans Payable                 (353,704)         4,375       (349,329)
  Proceeds from Stock Transactions                    1,087,500                     1,087,500
                                                    -----------    -----------    -----------

        Net Cash Provided by Financing Activities       733,796          4,375        738,171
                                                    -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH                          27,504        (23,223)         4,281

CASH AT OCTOBER 1, 1997                                  33,741         44,753         78,494
                                                    -----------    -----------    -----------
CASH AT DECEMBER 31, 1997                           $    61,245    $    21,530    $    82,775
                                                    ===========    ===========    ===========
Supplemental Cash Flow Information:
    Cash Paid During the Period for Interest        $    18,526                   $    18,526
                                                    ===========                   ===========

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                               SEPTEMBER 30, 1997

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                  Page
                                                                  ----

Auditor's Report                                                   3

Consolidated Balance Sheet                                         4

Consolidated Statement of Operations                               5

Consolidated Statement of Cash Flows                               6

Consolidated Statement of Changes in Stockholders' Equity          7

Notes to Consolidated Financial Statements                       8 - 14

                          [Letterhead of Jere J. Lane]

To the Board of Directors and Stockholder's
Alchemy Holdings, Inc. and Subsidiaries
3025 N.E. 188 Street
Aventura, Florida 33180

I have audited the accompanying consolidated balance sheet of Alchemy Holdings, Inc. (F/K/A Hawk Marine Power, Inc.) and Subsidiaries (the Company) as of September 30, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholder's equity for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion of these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alchemy Holdings, Inc. (F/K/A Hawk Marine Power, Inc.) and Subsidiaries as of September 30, 1997 and 1996 and the results of its operations, changes in cash flows and stockholder's equity for the year then ended in conformity with generally accepted accounting principals.

As discussed in Note 9 to the consolidated financial statements, a significant part of the Company's business is dependent upon one customer, and the loss of that customer could have a materially adverse effect on the Company. There are no formal contracts to continue business with this customer.

The consolidated financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the liquidity of the Company has been adversely affected by losses from operations and the Company is past due on its obligations to certain note holders pursuant to a settlement agreement dated April 16, 1992 (see Note 6). All of the foregoing raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Jere J. Lane


Jere J. Lane, C.P.A.

January 15, 1998

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           SEPTEMBER 30, 1997 AND 1996

                                                         1997           1996
                                                     -----------    -----------
                                     ASSETS

CURRENT ASSETS:
     Cash                                            $    44,753    $    85,737
     Accounts Receivable                                  53,931          8,321
     Inventory                                           165,994        247,610
     Prepaid Expenses                                      1,810          2,968
                                                     -----------    -----------

          Total Current Assets                           266,488        344,636

PROPERTY AND EQUIPMENT                                    20,965         22,874

OTHER ASSETS:
     Licenses                                              2,053             --
                                                     -----------    -----------

               TOTAL ASSETS                          $   289,506    $   367,510
                                                     ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts Payable                                $    63,640    $    83,169
     Accrued Expenses                                     30,538         26,989
     Customer Deposits                                    51,725        121,700
     Notes Payable                                       172,173        101,173
                                                     -----------    -----------
          Total Current Liabilities                      318,076        333,031
                                                     -----------    -----------
               TOTAL LIABILITIES                         318,076        333,031
                                                     -----------    -----------

STOCKHOLDERS' EQUITY:
     Common Stock                                          2,237          2,990
     Additional Paid-In Capital                        1,606,998      1,604,045
     Accumulated Deficit                              (1,637,805)    (1,572,556)
                                                     -----------    -----------

       TOTAL STOCKHOLDERS' EQUITY                        (28,570)        34,479
                                                     -----------    -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $   289,506    $   367,510
                                                     ===========    ===========


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                             1997          1996
                                         -----------   ------------

NET SALES                                $ 1,059,498    $ 1,003,446


Cost of Sales                                901,725        845,958
                                         -----------    -----------

     GROSS MARGIN                            157,773        157,488


Selling, General and                         223,022        409,707
  Administrative Expenses

Interest Income                                   --            178
                                         -----------    -----------


     NET (LOSS)                          $   (65,249)   $  (252,041)
                                         ===========    ===========



     Net Loss Per Share                  $    (0.024)   $   (6.743)
                                         ===========    ==========

Weighted Average Number of Common
  Shares Outstanding                       2,697,320         37,377
                                         ===========    ===========


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                           1997          1996
                                                        ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (Loss)                                           $ (65,249)    $(252,041)
    Adjustments to Reconcile Net Loss
    to Net Cash Used by Operating Activities:
     Depreciation and Amortization                          2,056         7,509
     (Decrease) in Provision for Bad Debts                 (2,046)       (1,162)
     (Increase) Decrease in Accounts Receivable           (43,564)      159,855
     Decrease in Inventory                                 81,616        48,105
     Decrease in Prepaid Expenses                           1,158         1,172
     Decrease in Purchase Deposits                         38,525
     Decrease in Other Current Assets                       3,519
     Increase (Decrease) in Accounts Payable              (19,529)       14,177
     Increase (Decrease) in Accrued Expenses                3,549        (8,297)
     (Decrease) in Customer Deposits                      (69,975)      (14,356)
                                                        ---------     ---------

        Net Cash Used by Operating Activities            (111,984)       (2,994)

CASH UTILIZED FOR INVESTING ACTIVITIES:
   Purchase of Equipment                                                   (282)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in Notes Payable                               71,000
                                                        ---------     ---------

NET INCREASE (DECREASE) IN CASH                           (40,984)       (3,276)

CASH AT BEGINNING OF YEAR                                  85,737        89,013
                                                        ---------     ---------

CASH AT END OF YEAR                                     $  44,753     $  85,737
                                                        =========     =========


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                              Common Stock
                                             $.001 Par Value           Additional                     Total
                                         ------------------------       Paid-In    Accumulated     Stockholders'
                                          Shares         Amount         Capital      Deficit          Equity
                                         ---------      ---------      ---------    ----------       --------

BALANCES AT OCTOBER 1, 1995              2,990,198      $   2,990    $ 1,604,045   $(1,320,515)     $ 286,520

   Net (Loss) for the Year Ended
    September 30, 1996                                                                (252,041)      (252,041)
                                         ---------      ---------      ---------    ----------       --------

BALANCES AT SEPTEMBER 30, 1996           2,990,198          2,990      1,604,045    (1,572,556)        34,479


   Net (Loss) for the Year Ended
    September 30, 1997                                                                 (65,249)       (65,249)

   Effective Change in Common Stock
    in Connection with Stock Split      (2,952,821)        (2,953)         2,953

   Private Placement of Common Stock     2,200,000          2,200                                       2,200
                                         ---------      ---------      ---------    ----------       --------

BALANCES AT SEPTEMBER 30, 1997           2,237,377      $   2,237    $ 1,606,998   $(1,637,805)     $  (28,570)
                                         =========      =========    ===========   ===========      ==========


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Alchemy Holdings, Inc. (the Company) is engaged in managing the business affairs of its subsidiaries. Hawk Marine Power, Inc. (HMP), a subsidiary of the Company, is engaged in the design, production and sale of high performance marine engines for installation in high speed recreational powerboats and offshore racing boats. HMP engines are custom designed and hand built from component parts and sold primarily to premium boat manufacturers. Cigarette Licensing, Inc. (CRI), another subsidiary of the Company is engaged in the world-wide licensing of trademarks and service marks.

During the fiscal year ended September 30, 1997 the Company adopted a proposal to amend the Articles of Incorporation of the Company and change the name of the Company from Hawk Marine Power, Inc. to Alchemy Holdings, Inc. Subsequent to the change of the Company's name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc., the Company formed a new corporation under the laws of the State of Delaware, a wholly owned subsidiary of the Company known as "Hawk Marine Power, Inc." to operate its high performance engine manufacturing business.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Alchemy Holdings, Inc. and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be the equivalent of cash for financial statement purposes.

Inventory

Inventory consists of merchandise held for sale and includes finished goods as well as work-in-process and is valued at lower of cost (first-in, first-out) or market.

Property and Equipment

Property and Equipment are stated at cost. Depreciation is calculated on the various asset classes over their estimated useful lives, which range from five to ten years, except leasehold improvements which are depreciated over their lease term. Expenditures for maintenance and repairs are charged against operations as incurred.

Warranties

The Company's products are generally under warranty against defects in material and workmanship for a period of ninety days to one year from date of sale. The Company has established an accrual for these anticipated future warranty costs.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Loss Per Share

Net Loss Per Share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period, as well as common stock equivalents.

Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal item resulting in the difference is depreciation. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred income taxes. Deferred tax assets and/or liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a "more likely than not" criterion. The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are determined based upon the difference between the financial statement carrying amount and the tax basis of assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse.

Revenue and Cost Recognition

Sales and the associated Cost of Sales are recognized upon delivery of finished goods to the customer. Service revenue is recognized when the service is performed.

Financial Instruments and Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and temporary investments and accounts receivable. The Company invests its excess cash in both deposits and high quality short-term liquid money market instruments with major financial institutions and the carrying value approximates market value. The Company has not incurred losses related to these investments.

Major Customer

For the years ended September 30, 1997 and 1996, one customer accounted for 17% and 24% of total sales. (See Note 9.)

Use of Estimates

Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities as well as revenues and expenses. Actual results could vary from the estimates that management has utilized.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BASIS OF PRESENTATION AND CONTINUED EXISTENCE

The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company reported a net loss of $65,249 for the year ended September 30, 1997, and cumulative losses since inception of $1,637,805. In addition, the Company's has a working capital deficit as of September 30, 1997. As a result of the losses and debt service requirements borrowing requirements have increased, and financial position has been significantly impaired. The Company is past due on its obligations to certain note holders pursuant to a settlement agreement dated April 16, 1994. The Company's ability to continue operations is dependent upon its ability to reach a satisfactory level of profitability and to obtain suitable, sufficient financing or the restructuring of existing obligations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company's continued existence as a going concern is substantially dependent on achieving its 1998 operating plans which include the following:

The Company commenced cost-savings measures and is otherwise seeking to improve its cash flow. In this regard, the Company reduced factory and corporate overhead by implementing payroll efficiencies and reduced rent costs upon expiration of the operating lease. The Company has plans to reduce other operating and overhead costs, including, but not limited to reduction in production costs (direct labor and raw materials) through increased labor and purchasing efficiencies.

The Company has obtained deposits from customers in connection with firm purchase orders which it believes will further help finance operating costs.

NOTE 4 - INVENTORY

Inventory consists of the following:

                            September 30,
                           1997      1996
                           ----      ----

Parts and Accessories   $ 94,700   $130,411
Work-In-Process           71,294    117,199
                        --------    -------
    Total Inventory     $165,994   $247,610
                        ========   ========

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                         September 30,
                                                       1997           1996
                                                   ----------     ----------
Office Furniture and Equipment                     $   40,193     $   40,193
Shop Equipment                                        166,026        166,026
Leasehold Improvements                                 28,521         28,521
                                                   ----------     ----------
                                                      234,740        234,740
Less: Accumulated Depreciation                        213,775        211,866
                                                   ----------     ----------
   Total Property and Equipment                    $   20,965     $   22,874
                                                   ==========     ==========

Depreciation expense was $1,909 and $7,509 for the years ended September 30, 1997 and 1996, respectively.

NOTE 6 - NOTES PAYABLE

The Company is delinquent on a Note Payable in the amount of $101,173 originally due November 1, 1991, collateralized by all of the Company's assets, and accruing interest at 11%. The note is currently being renegotiated and management expects a favorable settlement during the second fiscal quarter of 1998. Additionally, the Company has a new demand Note Payable for $65,000 that accrues interest at two points over the Chase Manhattan Bank prime rate. Finally, the Company has a Loan Payable with an officer in the amount of $6,000.

NOTE 7 - CONTINGENT LIABILITIES

In April 1991, the Company was named in a lawsuit arising from the sale of two engines. In Mark Donato, et al v. Highway Service Connecticut, Inc. d/b/a Ocean Performance, Hawk Marine Power, and Cigarette Racing Team, Inc. (Case No. 91-2528), a suit filed the Superior Court Department of the Trial Court Civil Action in the Commonwealth of Massachusetts, the plaintiff is seeking damages in connection with alleged breach of contract, breach of express warranty, breach of implied warranty, negligence, revocation of acceptance and breach of a written agreement of compromise and settlement. The lawsuit pertains to the sale of a Cigarette powerboat equipped with two Hawk engines purchased by the plaintiffs in 1989. The plaintiffs contend the boat's engines were defective and did not operate properly. The Company intends to vigorously contest the complaint. Based upon information presently available to the Company, management believes the outcome of this litigation will not have a material adverse effect on the consolidated financial position of the Company.

In January 1992, The Company was named as a defendant in a lawsuit by certain note holders (which represents $27,080 of the outstanding balance) of the Company who had participated in the Company's private financing undertaken in September 1988. In Petrocelli Electric Company, Inc., et al v. Hawk Marine Power, Inc. (Case No. 92-00240), a suit filed in the 11th Judicial Circuit for Dade County, Florida,

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the plaintiffs are requesting repayment of such promissory notes together with interest and attorneys' fees. Effective April 16, 1992, the Company entered into settlement agreements and made initial payments to these plaintiffs. In October 1992 a second payment of $9,027 was made towards effecting this settlement. A third payment of $5,000 was made in September 1995. The note holders retain a security interest in various collateral of the Company until the amounts due per the settlement agreements and notes payable are paid.

NOTE 8 - COMMITMENTS

Lease Commitments

The Company leases its facilities in Aventura, Florida pursuant to an operating lease. As of September 30, 1997 the Company is paying rent on a month-to-month basis. Rent expense, excluding common overhead, for the years ended September 30, 1997 and 1996 amounted to $94,800 and $94,800 respectively.

Compensation Plans

a. An agreement with an officer provides for compensation of $25,000 per year for three years and incentive compensation equal to 1.5% of sales generated by the officer. The agreement automatically renews on a year to year basis unless written notice of termination is delivered by either party to the other no later than thirty days prior to any renewal term. The agreement was renewed for the year ended September 30, 1997.

b. The Company has created a management bonus pool for key management personnel equal to 15% of the income in excess of $250,000 up to a maximum yearly bonus of $300,000.

c. 1988 Incentive Stock Option Plan - In August 1988, the Company adopted the 1988 Incentive Stock Option Plan (the "Plan") under which 100,000 pre-reverse split shares of common stock have been reserved for issuance to employees of the Company upon exercise of options designated as "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986. The exercise price of any stock option granted under the Plan to an eligible employee must be equal to the fair market value of the shares on the date of grant and, with respect to persons owning more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the shares underlying such option on the date of grant. The Board will determine the term of each option and the manner in which it may be exercised provided that no option may be exercisable more that ten (10) years after the date of grant except for optionees who own more than 10% of the Company's common stock, in which case the option may not be for more than five (5) years. Further, a director of the Company will not be eligible to receive benefits unless such director is also an employee of the Company.

      The Company has not awarded any options to date under the Plan.

d. Non-statutory Employee Stock Option Program - On May 1, 1991, the Company adopted a non-statutory employee stock option program. The plan provides for the allocation of 295,000 pre-reverse split options, all of which are issued, each exercisable for a five year period for one share of common stock. The options are exercisable at $0.20 per share and expired April 30, 1996. As of September 30, 1997, no options were exercised.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -  MAJOR CUSTOMER AND RELATED PARTY TRANSACTIONS

Of the Company's total sales for the years ended September 30, 1997, and 1996, $176,197 and $242,332 or 17% and 24%, respectively , were with one customer, Cigarette Racing Team, Inc. A principal shareholder and President of the Company is also an officer and employee of this customer.

NOTE 10 - CAPITAL STOCK TRANSACTIONS

Stock Split

On May 12, 1997 the Board of Directors approved a 1 for 80 reverse stock split of the Company's common stock. The weighted average number of shares outstanding for net loss per share calculations for the fiscal year ended September 30, 1996 have been retroactively adjusted for the split.

Private Placements

The Company issued 2,000,000 post-split restricted shares of the Company's common stock to Offshore Racing, Inc., in exchange for the Company's exclusive world-wide right and license to use the trademarks, and service marks of "Cigarette Racing Team, Inc.", for all goods and services other than the use of the trademarks and service marks on any form of watercraft. In conjunction with the purchasing of the licensing agreement, the Company formed a corporation under the laws of the State of Delaware, organized as a wholly owned subsidiary of the Company known as "Cigarette Licensing, Inc." to operate the Company's licensing business.

Lastly, the Company issued 200,000 post-split shares of the Company's common stock to the professionals responsible for the professional services related to and for negotiating, arranging and brokering the licensing and other related transactions described herein on behalf of the Company.

NOTE 11 - INCOME TAXES

Income taxes are computed at statutory rates on pretax income. Deferred taxes would be recorded based on differences in financial statements and taxable income. To date, the Company has incurred tax operating losses and therefore, has generated no income tax liabilities. As of September 30, 1997, the Company has generated net operating loss carry forwards totaling approximately $1,556,210 which are available to offset future taxable income through 2012. As utilization of such an operating loss for tax purposes is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

The components of the net deferred tax as of September 30, 1997 are as follows:

Net Operating Loss Carryforward                     $  529,111
Investment Credit                                        7,712
                                                    ----------
                                                       536,823

Valuation Allowance                                   (536,823)
                                                    ----------
Net Deferred Tax                                    $        -
                                                    ==========

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net operating loss carry forwards are scheduled to expire as follows:

     Expiration Date                          Amount
     ---------------                          ------

 September 30, 2003                        $     80,900
 September 30, 2004                              20,300
 September 30, 2005                             357,400
 September 30, 2006                             333,000
 September 30, 2007                             259,500
 September 30, 2008                             179,000
 September 30, 2010                               8,820
 September 30, 2011                             252,041
 September 30, 2012                              65,249
                                           ------------

       Total                               $  1,556,210
                                           ============

The Company also has investment credit carry forwards of $7,712 which will expire on September 30, 2001 if not utilized.

                          CIGARETTE RACING TEAM, INC.

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1998

                                  (UNAUDITED)

                              CIGARETTE RACING TEAM
                                 MARCH 31, 1998

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                  Page
                                                                  ----

Accountant's Compilation Report                                    3

Balance Sheet                                                    4 - 5

Statement of Operations                                            6

Statement of Cash Flows                                            7

Notes to Financial Statements                                    8 - 12

                          [Letterhead of Jere J. Lane]

                         ACCOUNTANT'S COMPILATION REPORT

To the Board of Directors and Stockholders of Cigarette Racing Team, Inc.
Aventura, Florida

I have compiled the accompanying balance sheet of Cigarette Racing Team, Inc. as of March 31, 1998, and the related statements of operations and cash flows for the three and six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


April 28, 1998
Coral Springs, Florida

                           CIGARETTE RACING TEAM, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1998
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:

     Cash                                                            $  369,968

     Inventory                                                          980,601

     Prepaid Expenses                                                    67,203
                                                                     ----------


          TOTAL CURRENT ASSETS                                                    $1,417,772

PROPERTY AND EQUIPMENT, Net of Accumulated
   Depreciation of $733,911                                                          320,529


OTHER ASSETS:

     Costs in Excess of Fair Value of Net Assets of Business
        Acquired, Net of Accumulated Amortization of $1,537,590       4,479,064

     Trademark, Net of Accumulated Amortization of $93,019              270,979

     Deposits                                                            10,000
                                                                     ----------

          TOTAL OTHER ASSETS                                                       4,760,043
                                                                                  ----------

               TOTAL ASSETS                                                       $6,498,344
                                                                                  ==========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                            BALANCE SHEET (CONTINUED)
                                 MARCH 31, 1998
                                   (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

     Note Payable to Seller                                         $ 3,280,000

     Loans Payable                                                    1,120,393

     Accounts Payable                                                 1,398,351

     Accrued Expenses                                                 2,154,888

     Customer Deposits                                                  818,070

     Stockholder Loans                                                  856,429
                                                                    -----------

               TOTAL LIABILITIES                                                  $ 9,628,131

STOCKHOLDERS' EQUITY:

     Preferred Stock, Series A, Cumulative, No Par Value, 1,000
       Shares Authorized, 100 Shares Issued and Outstanding,
       Including Cumulative Dividends of $166,667                     1,166,667

     Common Stock, $.01 Par Value, 10,000,000 Shares Authorized,
       3,601,000 Shares Issued and Outstanding                           36,010

     Additional Paid-In Capital                                       2,733,990

     Accumulated Deficit                                             (7,066,454)
                                                                    -----------

               TOTAL STOCKHOLDERS' EQUITY                                          (3,129,787)
                                                                                  -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 6,498,344
                                                                                  ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                          CIGARETTE RACING TEAM, INC.
                            STATEMENT OF OPERATIONS
               FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                     Three            Six
                                                  Months Ended    Months Ended
                                                    March 31       March 31
                                                  -----------    -----------

NET SALES                                         $ 1,629,568    $ 2,583,458

Cost of Sales                                       1,403,120      2,189,959
                                                  -----------    -----------

     GROSS MARGIN                                     226,448        393,499

Selling, General and Administrative Expenses          428,040        919,666

Interest Expense                                      126,499        222,975
                                                  -----------    -----------

     OPERATING LOSS                                  (328,091)      (749,142)

Other Income                                               --        400,000
                                                  -----------    -----------

     NET LOSS                                     $  (328,091)   $  (349,142)
                                                  ===========    ===========


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF CASH FLOWS
                FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)

                                                      Three             Six
                                                   Months Ended     Months Ended
                                                      March 31        March 31
                                                   ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                         $  (328,091)   $  (349,142)
   Adjustments to Reconcile Net Loss
    to Net Cash Used by Operating Activities:
     Depreciation and Amortization                      155,468        310,618
     (Increase) in Inventory                           (173,214)      (582,433)
     Decrease in Prepaid Expenses                        56,557          2,759
     Increase in Accounts Payable                       359,393        119,447
     (Decrease) in Accrued Expenses                    (464,105)      (635,477)
     Increase in Customer Deposits                      570,085        613,070
                                                    -----------    -----------

        Net Cash Used by Operating Activities           176,093       (521,158)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures                                  (4,300)       (13,341)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (Decrease) in Loans Payable                 136,930       (216,774)
   Proceeds from Stock Transactions                                  1,087,500
                                                    -----------    -----------

        Net Cash Provided by Financing Activities       136,930        870,726
                                                    -----------    -----------

NET INCREASE IN CASH                                    308,723        336,227

CASH AT BEGINNING OF PERIOD                              61,245         33,741
                                                    -----------    -----------

CASH AT END OF PERIOD                               $   369,968    $   369,968
                                                    ===========    ===========

Supplemental Cash Flow Information:
     Cash Paid During the Period for Interest       $    26,149    $    44,675
                                                    ===========    ===========


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Organization and Background

Cigarette Racing Team, Inc. (the Company) was incorporated in the State of Florida on April 28, 1994 under the name, New CRT, Inc. The Company is engaged in the design, production and sale of high performance recreational powerboats and offshore racing boats. Such vessels are custom designed and hand built from component parts and sold primarily to premium boat dealers.

On May 26, 1994, New CRT, Inc. entered into an asset purchase and contribution agreement with the predecessor Cigarette Racing Team, Inc. (the Seller) whereby the Company acquired substantially all of the net assets of the Seller used in the business. In consideration for the purchase of certain assets including accounts receivable, inventory, intangible assets and intellectual property, the Company issued the Seller a promissory note in the amount of $3,600,000 and assumed all of the liabilities and obligations of the Seller. In consideration for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of approximately $1,000,000, the Company issued 100 shares of series A, redeemable, no par value, cumulative preferred stock. As a result of this transaction, the Company recorded goodwill in the amount of $6,016,654, and incurred $128,056 of expenses. In addition, as part of the agreement, the Company entered into a lease with the Seller for the operating facilities used in the business. In June 1, 1994, the Company changed its name from New CRT, Inc. to Cigarette Racing Team, Inc.

Basis of Presentation, continued Existence and Subsequent events

The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $328,091 and $349,142 for the three and six months ended March 31, 1998, respectively, and cumulative losses since inception of $7,066,454. At March 31, 1998, the Company has a net stockholder's equity deficiency of $3,129,787 and a working capital deficit of $8,210,359. In addition, the Company was in arrears on total indebtedness to the Seller of $4,985,804 including $3,280,000 of note principal, $822,109 of accrued interest thereon and $883,695 of unpaid rent. Such amounts do not include $1,166,667 of redeemable preferred stock and accrued cumulative dividends. The Company's continuation as a going concern is dependent upon its ability to control costs and attain a satisfactory level of profitability, obtain suitable, sufficient financing or equity investment and restructure its indebtedness to the seller. The Company has entered into negotiation with the Seller to restructure the applicable debt. If such an agreement is consummated, the Company would substantially reduce its outstanding obligations to the Seller. The Company has reduced factory and corporate overhead and has plans to reduce other operating and overhead costs, including, but not limited to reduction in production costs (direct labor and raw materials) through increased labor and purchasing efficiencies.

There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                          CIGARETTE RACING TEAM, INC.
                         NOTES TO FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

Cash - The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be the equivalents of cash for financial statements purposes.

Inventory - Inventory consists of raw materials, work-in-process and finished goods which are valued at the lower of cost (first-in, first-out method) or market.

Property and Equipment - Property and equipment are stated at cost. Depreciation of the various classes of assets is provided on the straight-line method over estimated useful lives us follows:

     Molds and Tooling                   5  years
     Machinery and Equipment            5-7 years
     Furniture and Fixtures              5  years

Costs In Excess Of Fair Market Value Of Net Assets Of Business Acquired (Goodwill) - Goodwill arose in connection with the asset purchase and contribution agreement discussed above which was accounted for as a purchase. Amortization thereon is computed using the straight-line method over 15 years. Statement of Financial Accounting Standards No 121, "Accounting for Long - Lived Assets to Be Disposed of," established financial accounting and reporting standards for long - lived assets and was effective for the Company's fiscal year beginning October 1, 1996. Adoption of this standard did not have a material effect on the Company's financial position or results of operations.

Trademark - Trademark is reflected at the estimated fair market value as of the date of acquisition. Amortization thereon is computed using the straight-line method over 15 years.

Warranties - The Company's products are generally under warranty against defects in material and workmanship for a period of 90 days to one year from the date of sale. An estimated warranty liability was established at the date of purchase, as well as for subsequent balance sheet dates.

Sales Recognition - Sales and associated cost of sales of products are recognized upon shipment to the customer. Service revenue is recognized when the service is performed.

Income Taxes - The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefits in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the difference are depreciation and amortization and the net operating loss carryforward. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred income taxes. Deferred tax assets and/or liabilities are classified as current or non current based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a "more likely than not" criterion.

                          CIGARETTE RACING TEAM, INC.
                         NOTES TO FINANCIAL STATEMENTS

Use of Estimates - Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumption affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that management uses.

Property and Equipment

Property and Equipment consists of the following as of September 30, 1997:


                  Molds and Tooling                $  750,000
                  Machinery and Equipment             239,040
                  Furniture and Fixtures               65,400
                                                   ----------

                  Total Property and Equipment      1,054,440

                  Less: Accumulated Depreciation      733,911
                                                   ----------

                  Property and Equipment           $  320,529
                                                   ==========

Note Payable to Bank

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued the Seller a promissory note in the amount of $3,600,000. The note bears interest at the prime rate plus 1.75% and was to be repayable in 12 monthly principal installments of $40,000, followed by 62 monthly principal installments of $50,000, with a final principal payment due on September 3, 2001. This indebtedness is secured by substantially all assets of the Company, as well as the Company's outstanding common stock. Under the terms of the promissory note, the Company may not pay any dividends on, issue new shares of, or redeem its common stock, merge into or consolidate with any other entity, unless control of the new entity remains with the Company's founder, make dispositions of its assets not in the ordinary course of business, pay annual compensation to any one individual in excess of $150,000, or enter into transactions with affiliates without the prior written consent of the note holder.

The Company is in default of this obligation which has a principal balance outstanding as of March 31, 1998 of $3,280,000. As such, this balance has been reflected as a current liability in the accompanying balance sheet. In addition, accrued interest payable on this loan totals $822,109 as of March 31, 1998. The Seller has the right to impose a default interest rate of 5.75% over the prime rate, but has not yet done so. The Company is also in arrears on $883,695 of unpaid rent owed to the Seller. As discussed, the Company is in the process of renegotiating its obligations to the Seller.

Loan Payable

In February 1997, the Company entered into a settlement agreement with a supplier with respect to

                          CIGARETTE RACING TEAM, INC.
                         NOTES TO FINANCIAL STATEMENTS

indebtedness which was assumed by the Company under the asset purchase and contribution agreement. In connection therewith, the Company agreed to pay the supplier $300,000 of the $350,000 of indebtedness outstanding as of the date of the settlement, as well as $5,000 in legal fees. A first installment of $30,000 was paid at closing and the balance of the loan was to be repaid in nine monthly installments of $30,000 beginning in February 1996. Interest on all unpaid balance accrues at the prime rate. The Company is in default of this settlement agreement, which has a balance outstanding as of March 31, 1998 totaling $164,579.

Accrued Expenses

Accrued Expenses consist of the following as of March 31, 1998:

             Rent                             $   883,695
             Interest                             822,109
             Property Taxes                       253,062
             Bonuses                               67,971
             Vacation Pay                          64,611
             Payroll                               30,312
             Warranty                              20,913
             Payroll Taxes                         12,215
                                              -----------

             Total Accrued Expenses           $ 2,154,888
                                              ===========

Redeemable Preferred Stock

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued 100 shares of Series A, no par value, cumulative, redeemable preferred stock in exchange for the contribution of certain machinery, equipment, molds and other tangible7 personal property having an estimated fair market value of $1,000,000. The preferred stock was accordingly recorded at a stated value of $1,000,000.

The preferred stock bears a dividend rate of $500 per share per annum. Dividends are payable quarterly unless the Company elects not to pay the dividend in which event such dividend shall be cumulative and shall accrue (regardless of whether declared) without interest. No dividend shall be declared or paid on the Company's common stock unless all preferred stock dividends have been paid in full. As of March 31, 1998 cumulative dividends accrued on preferred stock totaled $166,667.

In the event of any involuntary liquidation, the amount to be paid to preferred stockholders shall be $10,000 per share plus all cumulative dividends accrued.

                          CIGARETTE RACING TEAM, INC.
                         NOTES TO FINANCIAL STATEMENTS

The preferred stock may be repurchased at any time at the option of the Company. The holders of the preferred stock may require the Company to repurchase their shares at such time as the Company has paid at least $3,500,000 of the principal amount of the promissory note issued in connection with the asset purchase and contribution agreement of May 26, 1994. The purchase price for the preferred stock shall be $10,000 per share plus all dividends payable at the time of repurchase.

Common Stock

Stock Split - On November 1, 1996 the Board of Directors approved a 1,000-for-1 split of the Company's common stock effective as of that date for stockholders of record on November 1, 1996.

Private Placement of Common Stock - The Company raised $1,087,500 of capital by issuing 625,000 shares of its $.01 par value common stock through a private placement during the three months ended December 31, 1997. The additional capital indicated herein does not include $162,500 of placement costs.

                           CIGARETTE RACING TEAM, INC.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

                              CIGARETTE RACING TEAM
                               SEPTEMBER 30, 1997

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                  Page

Auditor's Report                                                   3

Balance Sheet                                                    4 - 5

Statement of Operations                                            6

Statement of Cash Flows                                            7

Statement of Changes in Stockholders' Equity                       8

Notes to Financial Statements                                    9 - 14

                          [Letterhead of Jere J. Lane]

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders' of Cigarette Racing Team, Inc.
Aventura, FL.

I have audited the accompanying balance sheet of Cigarette Racing Team, Inc. (the Company) as of September 30, 1997, and the related statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion of these financial statements based on my audit. The statements of operations, stockholders' equity and cash flows of Cigarette Racing Team, Inc. for the year ended September 30, 1996 were audited by other auditors whose report dated December 13, 1996 on those statements included an explanatory paragraph that raised substantial doubt about the Company's ability to continue as a going concern.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly in all respects the financial position of Cigarette Racing Team, Inc. as of September 30, 1997 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jere J. Lane

January 15, 1998
Coral Springs, Florida

                          CIGARETTE RACING TEAM, INC.
                                 BALANCE SHEET
                               SEPTEMBER 30, 1997


                                     ASSETS

CURRENT ASSETS:
     Cash                                                             $   33,741

     Inventory                                                           398,168

     Prepaid Expenses                                                     69,962
                                                                      ----------

          TOTAL CURRENT ASSETS                                                      $  501,871

PROPERTY AND EQUIPMENT, Net of Accumulated
   Depreciation of $635,981                                              405,118

OTHER ASSETS:

     Costs in Excess of Fair Value of Net Assets of Business
        Acquired, Net of Accumulated Amortization of $1,337,035        4,679,619

     Trademark, Net of Accumulated Amortization of $80,886               283,112

     Deposits                                                             10,000
                                                                      ----------

          TOTAL OTHER ASSETS                                                         4,972,731
                                                                                    ----------

               TOTAL ASSETS                                                         $5,879,720
                                                                                    ==========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                            BALANCE SHEET (CONTINUED)
                               SEPTEMBER 30, 1997


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Note Payable to Seller                                         $ 3,280,000

     Loans Payable                                                    1,337,167

     Accounts Payable                                                 1,278,904

     Accrued Expenses                                                 2,790,365

     Customer Deposits                                                  205,000

     Stockholder Loans                                                  856,429
                                                                    -----------

               TOTAL LIABILITIES                                                   $ 9,747,865

STOCKHOLDERS' EQUITY:

     Preferred Stock, Series A, Cumulative, No Par Value, 1,000
       Shares Authorized, 100 Shares Issued and Outstanding,
       Including Cumulative Dividends of $166,667                     1,166,667

     Common Stock, $.01 Par Value, 10,000,000 Shares Authorized,
       2,976,000 Shares Issued and Outstanding                           29,760

     Additional Paid-In Capital                                       1,652,740

     Accumulated Deficit                                             (6,717,312)
                                                                    -----------

               TOTAL STOCKHOLDERS' EQUITY                                           (3,868,145)
                                                                                   -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 5,879,720
                                                                                   ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                        1997            1996
                                                    -----------     -----------

NET SALES                                           $ 2,158,406     $ 5,010,125

Cost of Sales                                         3,403,644       4,561,714
                                                    -----------     -----------

     GROSS MARGIN                                    (1,245,238)        448,411

Selling, General and Administrative Expenses            905,566       2,343,006

Interest Expense                                        365,764         419,732
                                                    -----------     -----------

     OPERATING LOSS                                  (2,516,568)     (2,314,327)

Other Income                                             39,921         285,960
                                                    -----------     -----------

     NET LOSS                                       $(2,476,647)    $(2,028,367)
                                                    ===========     ===========

     Net Income Per Share                           $     (0.88)    $     (0.78)
                                                    ===========     ===========

Weighted Average Number of Common
  Shares Outstanding                                  2,819,562       2,601,000
                                                    ===========     ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                         1997           1996
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                          $(2,476,647)   $(2,028,367)
   Prior Period Adjustment                               (50,000)
   Adjustments to Reconcile Net Loss
    to Net Cash Used by Operating Activities:
     Depreciation and Amortization                       617,996        615,406
     Decrease in Accounts Receivable                      22,770         38,645
     (Increase) Decrease in Inventory                   (281,019)       400,277
     (Increase) Decrease in Prepaid Expenses             (69,962)       260,415
     Decrease in Deposits                                 48,590             --
     Increase (Decrease) in Accounts Payable              54,086       (298,535)
     Increase in Accrued Expenses                      1,466,033        631,756
     Increase (Decrease) in Customer Deposits         (1,340,695)        61,329
                                                     -----------    -----------

        Net Cash Used by Operating Activities         (2,008,848)      (319,074)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures                                  (18,811)            --
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (Decrease) in Loans Payable                1,215,434       (406,581)
   Advances from Shareholder                             160,546        695,883
   Proceeds from Stock Transactions                      682,500             --
                                                     -----------    -----------

        Net Cash Provided by Financing Activities      2,058,480        289,302
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                           30,821        (29,772)

CASH AT BEGINNING OF YEAR                                  2,920         32,692
                                                     -----------    -----------

CASH AT END OF YEAR                                  $    33,741    $     2,920
                                                     ===========    ===========

Supplemental Cash Flow Information:
     Cash Paid During the Year for Interest          $   224,119    $    99,672
                                                     ===========    ===========

     Cumulative Dividends Accrued
        on Preferred Stock                           $    50,000    $    50,000
                                                     ===========    ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements


                                                                          Additional                     Total
                                              Common       Preferred       Paid-In      Accumulated   Stockholders'
                                               Stock         Stock         Capital        Deficit        Equity
                                            ===========    ===========    ===========   ===========    ===========

BALANCES AT OCTOBER 1, 1995                 $        26    $ 1,066,667    $   999,974   $(2,062,298)   $     4,369

   Net Loss for the Year Ended
    September 30, 1996                                                                   (2,028,367)    (2,028,367)

   Dividends on Preferred Stock                                 50,000                      (50,000)
                                            -----------    -----------    -----------   -----------    -----------

BALANCES AT SEPTEMBER 30, 1996                       26      1,116,667        999,974    (4,140,665)    (2,023,998)

   Net Loss for the Year Ended
    September 30, 1997                                                                   (2,476,647)    (2,476,647)

   Private Placement of 250,000 Shares            2,500                       462,500                      465,000

   Private Placement of 125,000 Shares            1,250                       216,250                      217,500

   Prior Period Adjustment to Reverse
    Effect of Loan Renegotiation Recorded
    as of September 30, 1996                                                                (50,000)       (50,000)

   Effective Change in Common Stock
    in Connection with Stock Split               25,984                       (25,984)

   Dividends on Preferred Stock                                 50,000                      (50,000)
                                            -----------    -----------    -----------   -----------    -----------


BALANCES AT SEPTEMBER 30, 1997              $    29,760    $ 1,166,667    $ 1,652,740   $(6,717,312)   $(3,868,145)
                                            ===========    ===========    ===========   ===========    ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Organization and Background

Cigarette Racing Team, Inc. (the Company) was incorporated in the State of Florida on April 28, 1994 under the name, New CRT, Inc. The Company is engaged in the design, production and sale of high performance recreational powerboats and offshore racing boats. Such vessels are custom designed and hand built from component parts and sold primarily to premium boat dealers.

On May 26, 1994, New CRT, Inc. entered into an asset purchase and contribution agreement with the predecessor Cigarette Racing Team, Inc. (the Seller) whereby the Company acquired substantially all of the net assets of the Seller used in the business. In consideration for the purchase of certain assets including accounts receivable, inventory, intangible assets and intellectual property, the Company issued the Seller a promissory note in the amount of $3,600,000 and assumed all of the liabilities and obligations of the Seller. In consideration for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of approximately $1,000,000, the Company issued 100 shares of series A, redeemable, no par value, cumulative preferred stock. As a result of this transaction, the Company recorded goodwill in the amount of $6,016,654, and incurred $128,056 of expenses. In addition, as part of the agreement, the Company entered into a lease with the Seller for the operating facilities used in the business. In June 1, 1994, the Company changed its name from New CRT, Inc. to Cigarette Racing Team, Inc.

Basis of Presentation, continued Existence and Subsequent events

The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $2,476,647 and $2,028,367 for the fiscal years ended September 30, 1997 and 1996, respectively, and cumulative losses since inception of $6,717,312. At September 30, 1997, the Company has a net stockholder's equity deficiency of $3,868,145 and a working capital deficit of $9,245,994. In addition, the Company was in arrears on total indebtedness to the Seller of $4,884,441 including $3,280,000 of note principal, $910,109 of accrued interest thereon and $694,332 of unpaid rent. Such amounts do not include $1,166,667 of redeemable preferred stock and accrued cumulative dividends. The Company's continuation as a going concern is dependent upon its ability to control costs and attain a satisfactory level of profitability, obtain suitable, sufficient financing or equity investment and restructure its indebtedness to the seller. The Company has entered into negotiation with the Seller to restructure the applicable debt. If such an agreement is consummated, the Company would substantially reduce its outstanding obligations to the Seller. The Company has reduced factory and corporate overhead and has plans to reduce other operating and overhead costs, including, but not limited to reduction in production costs (direct labor and raw materials) through increased labor and purchasing efficiencies.

There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Subsequent to the balance sheet date, the Company completed a private placement of common stock that provided an additional capital infusion to the Company of $1,087,500.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

Cash - The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be the equivalents of cash for financial statements purposes.

Inventory - Inventory consists of raw materials, parts and accessories which are valued at the lower of cost (first-in, first-out method) or market. At September 30, 1997 there were no other components of inventory on hand.

Property and Equipment - Property and equipment are stated at cost. Depreciation of the various classes of assets is provided on the straight-line method over estimated useful lives us follows:

                Molds and Tooling                   5  years
                Machinery and Equipment            5-7 years
                Furniture and Fixtures              5  years

Costs In Excess Of Fair Market Value Of Net Assets Of Business Acquired (Goodwill) - Goodwill arose in connection with the asset purchase and contribution agreement discussed above which was accounted for as a purchase. Amortization thereon is computed using the straight-line method over 15 years. Statement of Financial Accounting Standards No 121, "Accounting for Long - Lived Assets to Be Disposed of," established financial accounting and reporting standards for long - lived assets and was effective for the Company's fiscal year beginning October 1, 1996. Adoption of this standard did not have a material effect on the Company's financial position or results of operations.

Trademark - Trademark is reflected at the estimated fair market value as of the date of acquisition. Amortization thereon is computed using the straight-line method over 15 years.

Warranties - The Company's products are generally under warranty against defects in material and workmanship for a period of 90 days to one year from the date of sale. An estimated warranty liability was established at the date of purchase, as well as for subsequent balance sheet dates.

Sales Recognition - Sales and associated cost of sales of products are recognized upon shipment to the customer. Service revenue is recognized when the service is performed.

Income Taxes - The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefits in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the difference are depreciation and amortization and the net operating loss carryforward. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred income taxes. Deferred tax assets and/or liabilities are classified as current or non current based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a "more likely than not" criterion.

Net Loss Per Share - Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Use of Estimates - Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumption affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that management uses.

Property and Equipment

Property and Equipment consists of the following as of September 30, 1997:

                  Molds and Tooling                $  750,000
                  Machinery and Equipment             225,699
                  Furniture and Fixtures               65,400
                                                   ----------

                  Total Property and Equipment      1,041,099

                  Less: Accumulated Depreciation      635,981
                                                   ----------

                  Property and Equipment           $  405,118
                                                   ==========

Note Payable to Bank

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued the Seller a promissory note in the amount of $3,600,000. The note bears interest at the prime rate plus 1.75% and was to be repayable in 12 monthly principal installments of $40,000, followed by 62 monthly principal installments of $50,000, with a final principal payment due on September 3, 2001. This indebtedness is secured by substantially all assets of the Company, as well as the Company's outstanding common stock. Under the terms of the promissory note, the Company may not pay any dividends on, issue new shares of, or redeem its common stock, merge into or consolidate with any other entity, unless control of the new entity remains with the Company's founder, make dispositions of its assets not in the ordinary course of business, pay annual compensation to any one individual in excess of $150,000, or enter into transactions with affiliates without the prior written consent of the note holder.

The Company is in default of this obligation which has a principal balance outstanding as of September 30, 1997 of $3,280,000. As such, this balance has been reflected as a current liability in the accompanying balance sheet. In addition, accrued interest payable on this loan totals $910,109 as of September 30, 1997. The Seller has the right to impose a default interest rate of 5.75% over the prime rate, but has not yet done so. The Company is also in arrears on $694,332 of unpaid rent owed to the Seller. As discussed, the Company is in the process of renegotiating its obligations to the Seller.

Loan Payable

In February 1997, the Company entered into a settlement agreement with a supplier with respect to indebtedness which was assumed by the Company under the asset purchase and contribution agreement. In

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

connection therewith, the Company agreed to pay the supplier $300,000 of the $350,000 of indebtedness outstanding as of the date of the settlement, as well as $5,000 in legal fees. A first installment of $30,000 was paid at closing and the balance of the loan was to be repaid in nine monthly installments of $30,000 beginning in February 1996. Interest on all unpaid balance accrues at the prime rate. The Company is in default of this settlement agreement, which has a balance outstanding as of September 30, 1997 totaling $171,253, including accrued interest thereon of $1,253. The original gain on the settlement included as other income during the fiscal year ended September 30, 1996 was reversed as a prior period adjustment during the fiscal year ended September 30, 1997.

Accrued Expenses

Accrued Expenses consist of the following as of September 30, 1997:


                  Interest                         $  910,109
                  Rent                                694,332
                  Production and Deferred Profit      624,853
                  Property Taxes                      225,914
                  Professional Fees                    86,257
                  Bonus                                67,971
                  Vacation                             64,611
                  Warranty                             35,446
                  Payroll and Payroll Taxes            31,163
                  Other                                49,709
                                                   ----------
                  Total Accrued Expenses           $2,790,365
                                                   ==========

Redeemable Preferred Stock

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued 100 shares of Series A, no par value, cumulative, redeemable preferred stock in exchange for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of $1,000,000. The preferred stock was accordingly recorded at a stated value of $1,000,000.

The preferred stock bears a dividend rate of $500 per share per annum. Dividends are payable quarterly unless the Company elects not to pay the dividend in which event such dividend shall be cumulative and shall accrue (regardless of whether declared) without interest. No dividend shall be declared or paid on the Company's common stock unless all preferred stock dividends have been paid in full. As of September 30, 1997, cumulative dividends accrued on preferred stock totaled $166,667.

In the event of any involuntary liquidation, the amount to be paid to preferred stockholders shall be $10,000 per share plus all cumulative dividends accrued.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

The preferred stock may be repurchased at any time at the option of the Company. The holders of the preferred stock may require the Company to repurchase their shares at such time as the Company has paid at least $3,500,000 of the principal amount of the promissory note issued in connection with the asset purchase and contribution agreement of May 26, 1994. The purchase price for the preferred stock shall be $10,000 per share plus all dividends payable at the time of repurchase.

Common Stock

Stock Split - On November 1, 1996 the Board of Directors approved a 1,000-for-1 split of the Company's common stock effective as of that date for stockholders of record on November 1, 1996. The weighted average number of shares outstanding for net loss per share calculations for the fiscal year ended September 30, 1996 have been retroactively adjusted for the split.

Private Placement of Common Stock - The Company raised $682,500 of capital by issuing 375,000 shares of its $.01 par value common stock through two separate private placements. The additional capital indicated herein does not include $67,500 of placement costs.

On June 30, 1997 the Company's majority shareholder sold his entire interest in Cigarette Racing Team, Inc. (2,601,000 shares) to a foreign corporation.

Income Taxes

The Company neither incurred an expense for nor benefit from any current or deferred income taxes for the fiscal years ended September 30, 1997 and 1996. The Company has approximately $6,000,000 of loss carry forwards to offset future taxable income expiring in the years 2009 through 2012.

The following is a reconciliation of the Federal Statutory Tax rate with the effective tax rate:

                                                       Year Ended September 30,
                                                        1997              1996
                                                        ----              ----
                  Statutory Tax Rate                     34%               34%
                  Tax Benefit of Net Operating
                  Loss Carry Forward                    (34)              (34)
                                                        ---               ---
                  Effective Rate                         -%                -%
                                                        ---               ---

Commitments and Contingencies

Facilities Lease - In connection with the asset purchase and contribution agreement of May 26, 1994, the Company entered into an agreement with the Seller for the lease of its facilities. Under the terms of the original agreement, the Company was subject to rent during the initial term of $336,000 per annum, subject to adjustment for changes in the prime interest rate as defined in the lease, plus real estate taxes. The initial lease term was to expire on the later to occur of May 31, 2002 or the date on which the Company fully repaid all principal and interest on its $3,6000,000 promissory note to the Seller and repurchased all outstanding shares of the Company's preferred stock. The lease provides for three five year renewal options.

The Company is currently in default of this lease agreement, as of September 30, 1997; unpaid rent totals $694,332. As previously indicated, the Company is in the process of renegotiating its obligations to the Seller. In addition, the Company is delinquent on real estate tax payments of $225,914.

Rent expense for the years ended September 30, 1997 and 1996 was $388,318 and $389,235 respectively.

Litigation - In October of 1996, a customer of the Company brought a lawsuit relating to an order for certain boats placed with the predecessor company. In July 1997, the Company entered into a settlement agreement with the customer whereby the Company agreed to complete and deliver by March 31, 1998, two boats for which the customer had made deposits of approximately $981,000. This settlement was subsequently amended wherein the Company agreed to complete and deliver two boats and return $305,000. One of the boats has since been delivered and the other was in production as of September 30, 1997. The $305,000 debt is included in the loans payable reported on the accompanying balance sheet.

The Company is currently involved in other lawsuits arising in the normal course of business. In management's opinion, based on the advise of legal counsel, the ultimate outcome of such lawsuits will not have a material adverse effect on the Company's financial statements.

Subsequent Events

Private Placement of Common Stock - During the three months ended December 31,1997 the Company completed a private placement of its $.01 par value common stock wherein they raised an additional $1,087,500 of capital through the sale of 625,000 shares of common stock.

                           CIGARETTE RACING TEAM, INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                                  (UNAUDITED)

                           CIGARETTE RACING TEAM, INC.
                                DECEMBER 31, 1997

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                  Page

Accountant's Report                                                3

Balance Sheet                                                    4 - 5

Statement of Operations                                            6

Statement of Cash Flows                                            7

Notes to Financial Statements                                    8 - 12

                          [Letterhead of Jere J. Lane]

                         ACCOUNTANT'S COMPILATION REPORT

To the Board of Directors and Stockholders of Cigarette Racing Team, Inc.
Aventura, FL.

I have compiled the accompanying balance sheet of Cigarette Racing Team, Inc. as of December 31, 1997, and the related statements of operations and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jere J. Lane

March 20, 1998
Coral Springs, Florida

                           CIGARETTE RACING TEAM, INC.
                                  BALANCE SHEET
                                DECEMBER 31,1997
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:

  Cash                                                                $   61,245

  Inventory                                                              807,387

  Prepaid Expenses                                                       123,760
                                                                      ----------
       TOTAL CURRENT ASSETS                                                         $  992,392


PROPERTY AND EQUIPMENT, Net of Accumulated
  Depreciation of $684,787                                                             365,353


OTHER ASSETS:
  Costs in Excess of Fair Value of Net Assets of Business
    Acquired, Net of Accumulated Amortization of$l,437,313             4,579,342

  Trademark, Net of Accumulated Amortization of$86,953                   277,045

Deposits                                                                  10,000
                                                                      ----------
     TOTAL OTHER ASSETS                                                              4,866,387
                                                                                    ----------


         TOTAL ASSETS                                                               $6,224,132
                                                                                    ==========

                 The accompanying notes are an integral part of
                            the financial statements

                           CIGARETTE RACING TEAM, INC.
                            BALANCE SHEET (CONTINUED)
                                DECEMBER 31,1997
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note Payable to Seller                                           $ 3,280,000

   Loans Payable                                                        983,463

   Accounts Payable                                                   1,038,958

   Accrued Expenses                                                   2,618,993

   Customer Deposits                                                    247,985

   Stockholder Loans                                                    856,429
                                                                    -----------

         TOTAL LIABILITIES                                                         $ 9,025,828


STOCKHOLDERS' EQUITY:

   Preferred Stock, Series A, Cumulative, No Par Value, 1,000
   Shares Authorized, 100 Shares Issued and Outstanding,
   Including Cumulative Dividends of $166,667                         1,166,667

   Common Stock, $.0l Par Value, 10,000,000 Shares Authorized,
   3,601,000 Shares Issued and Outstanding                               36,010

   Additional Paid-In Capital                                         2,733,990

   Accumulated Deficit                                               (6,738,363)
                                                                    -----------
          TOTAL STOCKHOLDERS' EQUITY                                                (2,801,696)
                                                                                   -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 6,224,132
                                                                                   ===========

                 The accompanying notes are an integral part of
                            the financial statements

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

NET SALES                                                             $ 953,890

Cost of Sales                                                           786,839
                                                                      ---------
GROSS MARGIN                                                            167,051

Selling, General and Administrative Expenses                            491,626

Interest Expense                                                         96,476
                                                                      ---------

  OPERATING LOSS                                                       (421,051)

Other Income                                                            400,000
                                                                      ---------
   NET LOSS                                                           $ (21,051)
                                                                      =========

                 The accompanying notes are an integral part of
                            the financial statements

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED DECEMBER 31,1997
                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                          $   (21,051)
  Adjustments to Reconcile Net Loss
  to Net Cash Used by Operating Activities:
   Depreciation and Amortization                                        155,150
   (Increase) in Inventory                                             (409,219)
   (Increase) in Prepaid Expenses                                       (53,798)
   (Decrease) in Accounts Payable                                      (239,946)
   (Decrease) in Accrued Expenses                                      (171,372)
   Increase in Customer Deposits                                         42,985
                                                                    -----------
     Net Cash Used by Operating Activities                             (697,251)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                                                   (9,041)

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) in Loans Payable                                          (353,704)
  Proceeds from Stock Transactions                                    1,087,500

    Net Cash Provided by Financing Activities                           733,796

NET INCREASE IN CASH                                                     27,504

CASH AT OCTOBER 1, 1997                                                  33,741
                                                                    -----------
CASH AT DECEMBER 31, 1997                                           $    61,245
                                                                    ===========

Supplemental Cash Flow Information:
    Cash Paid During the Period for Interest                        $    18,526
                                                                    ===========

                 The accompanying notes are an integral part of
                            the financial statements

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Organization and Background

Cigarette Racing Team, Inc. (the Company) was incorporated in the State of Florida on April 28, 1994 under the name, New CRT, Inc. The Company is engaged in the design, production and sale of high performance recreational powerboats and offshore racing boats. Such vessels are custom designed and hand built from component parts and sold primarily to premium boat dealers.

On May 26, 1994, New CRT, Inc. entered into an asset purchase and contribution agreement with the predecessor Cigarette Racing Team, Inc. (the Seller) whereby the Company acquired substantially all of the net assets of the Seller used in the business. In consideration for the purchase of certain assets including accounts receivable, inventory, intangible assets and intellectual property, the Company issued the Seller a promissory note in the amount of $3,600,000 and assumed all of the liabilities and obligations of the Seller. In consideration for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of approximately $1,000,000, the Company issued 100 shares of series A, redeemable, no par value, cumulative preferred stock. As a result of this transaction, the Company recorded goodwill in the amount of $6,016,654, and incurred $128,056 of expenses. In addition, as part of the agreement, the Company entered into a lease with the Seller for the operating facilities used in the business. In June 1, 1994, the Company changed its name from New CRT, Inc. to Cigarette Racing Team, Inc.

Basis of Presentation, continued Existence and Subsequent events

The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $ 21,051 and $2,476,647 for the three months ended December 31, 1997 and the fiscal year ended September 30, 1997, respectively, and cumulative losses since inception of $6,738,363. At December 31, 1997, the Company has a net stockholder's equity deficiency of $2,801,696 and a working capital deficit of $8,033,436. In addition, the Company was in arrears on total indebtedness to the Seller of $4,807,073 including $3,280,000 of note principal, $738,059 of accrued interest thereon and $789,014 of unpaid rent. Such amounts do not include $1,166,667 of redeemable preferred stock and accrued cumulative dividends. The Company's continuation as a going concern is dependent upon its ability to control costs and attain a satisfactory level of profitability, obtain suitable, sufficient financing or equity investment and restructure its indebtedness to the seller. The Company has entered into negotiation with the Seller to restructure the applicable debt. If such an agreement is consummated, the Company would substantially reduce its outstanding obligations to the Seller. The Company has reduced factory and corporate overhead and has plans to reduce other operating and overhead costs, including, but not limited to reduction in production costs (direct labor and raw materials) through increased labor and purchasing efficiencies.

There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

Cash - The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be the equivalents of cash for financial statements purposes.

Inventory - Inventory consists of raw materials, work-in-process and finished goods which are valued at the lower of cost (first-in, first-out method) or market.

Property and Equipment - Property and equipment are stated at cost. Depreciation of the various classes of assets is provided on the straight-line method over estimated useful lives as follows:

                Molds and Tooling                   5  years
                Machinery and Equipment            5-7 years
                Furniture and Fixtures              5  years

Costs In Excess Of Fair Market Value Of Net Assets Of Business Acquired (Goodwill) - Goodwill arose in connection with the asset purchase and contribution agreement discussed above which was accounted for as a purchase. Amortization thereon is computed using the straight-line method over 15 years. Statement of Financial Accounting Standards No 121, "Accounting for Long - Lived Assets to Be Disposed of," established financial accounting and reporting standards for long - lived assets and was effective for the Company's fiscal year beginning October 1, 1996. Adoption of this standard did not have a material effect on the Company's financial position or results of operations.

Trademark - Trademark is reflected at the estimated fair market value as of the date of acquisition. Amortization thereon is computed using the straight-line method over 15 years.

Warranties - The Company's products are generally under warranty against defects in material and workmanship for a period of 90 days to one year from the date of sale. An estimated warranty liability was established at the date of purchase, as well as for subsequent balance sheet dates.

Sales Recognition - Sales and associated cost of sales of products are recognized upon shipment to the customer. Service revenue is recognized when the service is performed.

Income Taxes - The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefits in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the difference are depreciation and amortization and the net operating loss carryforward. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred income taxes. Deferred tax assets and/or liabilities are classified as current or non current based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a "more likely than not" criterion.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

Use of Estimates - Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that management uses.

Property and Equipment

Property and Equipment consists of the following as of September 30, 1997:

                  Molds and Tooling                $  750,000
                  Machinery and Equipment             234,740
                  Furniture and Fixtures               65,400
                                                   ----------

                  Total Property and Equipment      1,050,140

                  Less: Accumulated Depreciation      684,787
                                                   ----------

                  Property and Equipment           $  365,353
                                                   ==========

Note Payable to Bank

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued the Seller a promissory note in the amount of $3,600,000. The note bears interest at the prime rate plus 1.75% and was to be repayable in 12 monthly principal installments of $40,000, followed by 62 monthly principal installments of $50,000, with a final principal payment due on September 3, 2001. This indebtedness is secured by substantially all assets of the Company, as well as the Company's outstanding common stock. Under the terms of the promissory note, the Company may not pay any dividends on, issue new shares of, or redeem its common stock, merge into or consolidate with any other entity, unless control of the new entity remains with the Company's founder, make dispositions of its assets not in the ordinary course of business, pay annual compensation to any one individual in excess of $150,000, or enter into transactions with affiliates without the prior written consent of the note holder.

The Company is in default of this obligation which has a principal balance outstanding as of December 31,1997 of $3,280,000. As such, this balance has been reflected as a current liability in the accompanying balance sheet. In addition, accrued interest payable on this loan totals $738,059 as of December 31, 1997. The Seller has the right to impose a default interest rate of 5.75% over the prime rate, but has not yet done so. The Company is also in arrears on $789,014 of unpaid rent owed to the Seller. As discussed, the Company is in the process of renegotiating its obligations to the Seller.

Loan Payable

In February 1997, the Company entered into a settlement agreement with a supplier with respect to

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

indebtedness which was assumed by the Company under the asset purchase and contribution agreement. In connection therewith, the Company agreed to pay the supplier $300,000 of the $350,000 of indebtedness outstanding as of the date of the settlement, as well as $5,000 in legal fees. A first installment of $30,000 was paid at closing and the balance of the loan was to be repaid in nine monthly installments of $30,000 beginning in February 1996. Interest on all unpaid balance accrues at the prime rate. The Company is in default of this settlement agreement, which has a balance outstanding as of December 31, 1997 totaling $164,579.

Accrued Expenses

Accrued Expenses consist of the following as of December 31, 1997:


                  Interest                         $  738,059
                  Rent                                789,014
                  Production and Deferred Profit      624,860
                  Property Taxes                      240,179
                  Professional Fees                    66,647
                  Bonus                                67,971
                  Vacation                             64,611
                  Warranty                             27,652
                                                   ----------
                  Total Accrued Expenses           $2,618,993
                                                   ==========

Redeemable Preferred Stock

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued 100 shares of Series A, no par value, cumulative, redeemable preferred stock in exchange for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of $1,000,000. The preferred stock was accordingly recorded at a stated value of $1,000,000.

The preferred stock bears a dividend rate of $500 per share per annum. Dividends are payable quarterly unless the Company elects not to pay the dividend in which event such dividend shall be cumulative and shall accrue (regardless of whether declared) without interest. No dividend shall be declared or paid on the Company's common stock unless all preferred stock dividends have been paid in full. As of December 31, 1997, cumulative dividends accrued on preferred stock totaled $166,667.

In the event of any involuntary liquidation, the amount to be paid to preferred stockholders shall be $10,000 per share plus all cumulative dividends accrued.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS

The preferred stock may be repurchased at any time at the option of the Company. The holders of the preferred stock may require the Company to repurchase their shares at such time as the Company has paid at least $3,500,000 of the principal amount of the promissory note issued in connection with the asset purchase and contribution agreement of May 26, 1994. The purchase price for the preferred stock shall be $10,000 per share plus all dividends payable at the time of repurchase.

Common Stock

Stock Split - On November 1, 1996 the Board of Directors approved a 1,000-for-1 split of the Company's common stock effective as of that date for stockholders of record on November 1, 1996.

Private Placement of Common Stock - The Company raised $1,087,500 of capital by issuing 625,000 shares of its $.01 par value common stock through a private placement during the three months ended December 31, 1997. The additional capital indicated herein does not include $162,500 of placement costs.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

               Item 702. Indemnification of Directors and Officers

      In accordance with the Florida General Corporation Law, the Company has included in its Articles of Incorporation and By-laws provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

      Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the Company does not currently maintain a liability insurance policy for the benefit of its directors, although the Company may attempt to acquire such insurance in the future, The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

                             Item 512. UNDERTAKINGS

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               Item 601. EXHIBITS

                                Index of Exhibits

================================================================================
Exhibit No.       Description
--------------------------------------------------------------------------------

      2.0         Agreement and Plan of Merger

      3.0 Articles of Incorporation of Hawk Marine Power, Inc. (a Utah corporation), as Amended(1)

      3.1 Articles of Incorporation of Hawk Marine Power, Inc. (a Florida corporation), as Amended(1)

      3.11 Certificate of Amendment of the Articles of Incorporation of Hawk Marine Power, Inc.(1)

      3.2         By-Laws of Hawk Marine Power, Inc. (a Utah corporation)(1)

      3.3         By-Laws of Hawk Marine Power, Inc. (a Florida corporation)(1)

      5.0         Opinion re: Legality(2)

      8.0         Opinion re: Tax Matters(2)

      11.0        Statement re: Computation of Per Share Earnings(2)

      12.0        Statements re: Computations of Ratios(2)

      13.0        Form 10QSB (filed: 05/01/1998)(3)

      13.1        Form 10QSB (filed: 03/11/1998)(3)

      13.2        Form 10QSB (filed: 08/19/1997)(3)

      13.3        Form 10QSB (filed: 05/22/1997)(3)

      13.4        Form 10QSB (filed: 05/14/1997)(3)

      13.5        Form 10QSB (filed: 08/14/1996)(3)

      13.6        Form 10QSB (filed: 05/21/1996)(3)

      13.7        Form 10KSB (filed: 04/30/1998)(3)

      13.8        Form 10KSB (filed: 05/14/1997)(3)

      15.0        Letter on Unaudited Interim Financial Information(2)

      22.0        Subsidiaries of the Registrants(2)

      23.0        Consent of Counsel(2)

      24.0        Power of Attorney(2)

      99.0        Additional Exhibits(2)

----------

      (1) Filed as the same encumbered exhibit to the Registrant's Registration Statement (File No. 33-30906-A) previously filed.

      (2) To be filed by amendment.

      (3) Previously filed with the Securities and Exchange Commission as separate filings.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on May 4, 1998.

                                            ALCHEMY HOLDINGS, INC.


                                            By: /S/ Craig N. Barrie
                                                -----------------------
                                                Craig N. Barrie, President**

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                        Title                             Date


---------------------------      President, Director               May 4, 1998
      (Craig N. Barrie)*


---------------------------      Vice-President, Director          May 4, 1998
      (Berton J. Lorow)*


---------------------------
      (Adam C. Schild)*          Secretary, Director               May 4, 1998

      * Craig N. Barrie, pursuant to a Power of Attorney, executed by each of the Directors and Officers noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Form S-4 Registration Statement on behalf of each of the persons noted above and designated by an asterisk, in the capacities understood and does hereby sign and execute this Form S-4 Registration Statement on his own behalf as President.